UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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LUCID DIAGNOSTICS INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LUCID DIAGNOSTICS INC.

360 Madison Avenue, 25th Floor

New York, New York 10017

NOTICE

OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 21, 2023

To the Stockholders of Lucid Diagnostics Inc.:

NOTICE IS HEREBY GIVEN that an annual meeting of stockholders (the “Annual Meeting”) of Lucid Diagnostics Inc., a Delaware corporation (the “Company”), will be held on June 21, 2023 at 11:00 a.m., Eastern time. The Annual Meeting will be a virtual meeting. You will be able to attend and participate in the Annual Meeting online by visiting https://www.cstproxy.com/luciddx/2023. Please see “Questions and Answers” in the accompanying proxy statement for more details.

The Annual Meeting is being held for the following purposes:

1.	to elect two members of the Company’s board of directors (the “Board”) as Class B directors, to hold office until the third succeeding annual meeting and until their respective successors are duly elected and qualified (the “Director Election Proposal”);

2.	to separately approve amendments to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”):

a.	to incorporate new Delaware law provisions regarding officer exculpation; and

b.	to increase the total number of shares of common stock the Company is authorized to issue by 100,000,000 shares, from 100,000,000 shares to 200,000,000 shares (collectively, the “Charter Amendment Proposals”);

3.	to separately approve, for the purposes of Listing Rule 5635 of The Nasdaq Stock Market LLC (“Nasdaq”):

a.	the issuance of shares of the Company’s common stock under the Senior Secured Convertible Note (the “March 2023 Note”) sold by the Company in a private offering in March 2023; and

b.	the issuance of shares of the Company’s common stock under the Series A Convertible Preferred Stock (the “Series A Preferred Stock”) sold by the Company in a private offering commenced in March 2023 (collectively, the “Stock Issuance Proposals”);

4.	to ratify the appointment of Marcum LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2023 (the “Accountant Ratification Proposal”); and

5.	to transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has set the close of business on April 25, 2023 as the record date for the determination of stockholders who will be entitled to notice of and to vote at the Annual Meeting (the “record date”). The list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s headquarters at least ten days before the Annual Meeting.

Your vote is important no matter how many shares you own. Whether or not you expect to attend the meeting, please submit a proxy electronically by Internet by following the instructions in these proxy materials. If you requested a physical copy of these proxy materials, you may also submit a proxy by completing, signing and dating the accompanying proxy card and returning it promptly in the enclosed postage paid reply envelope. Your prompt response is necessary to ensure that your shares are represented at the meeting. You can change your vote and revoke your proxy at any time before the meeting by following the procedures described in the accompanying proxy statement.

By Order of the Board of Directors

Lishan Aklog, M.D.
Chief Executive Officer and Chairman of the Board

May 1, 2023

New York, New York

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 21, 2023:

The Company’s Proxy Statement and Annual Report are available at http://www.cstproxy.com/luciddx/2023.

LUCID DIAGNOSTICS INC.

360 Madison Avenue, 25th Floor

New York, New York 10017

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 21, 2023

INTRODUCTION

The Company is providing this proxy statement in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting to be held on June 21, 2023, at 11:00 a.m., Eastern time, and any adjournment or postponement thereof. The Annual Meeting will be a virtual meeting. You will be able to attend and participate in the Annual Meeting online by visiting https://www.cstproxy.com/luciddx/2023. Please see the “Questions and Answers” below for more details.

The Company’s annual report for the fiscal year ended December 31, 2022 (the “Annual Report”), which contains the Company’s audited financial statements, is enclosed with this proxy statement. This proxy statement, the accompanying proxy card and the Annual Report are being mailed or made available to stockholders beginning on or around May 1, 2023 in connection with the solicitation of proxies by the Board.

QUESTIONS AND ANSWERS

When and where will the meeting take place?

The Annual Meeting will be held on June 21, 2023, at 11:00 a.m., Eastern time, solely over the Internet by means of a live audio webcast. The Company will not conduct an in-person annual meeting of stockholders in 2023.

Stockholders participating in the Annual Meeting will be able to listen only and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the Annual Meeting, virtual attendees will be able to:

●	vote via the Annual Meeting webcast; and

●	submit questions or comments to the Company’s officers during the Annual Meeting via the Annual Meeting webcast.

Stockholders may submit questions or comments during the meeting through the Annual Meeting webcast by typing in the “Submit a question” box.

What proposals are being presented for a stockholder vote at the Annual Meeting?

There are four proposals being presented for stockholder vote at the Annual Meeting:

●	the election of two members of the Board as Class B directors, to hold office until the third succeeding annual meeting and until their respective successors are duly elected and qualified (referred to herein as the “Director Election Proposal”);

●	the separate approval of amendments to the Company’s Certificate of Incorporation

○	to incorporate new Delaware law provisions regarding officer exculpation; and

○	to increase the total number of shares of common stock the Company is authorized to issue by 100,000,000 shares, from 100,000,000 shares to 200,000,000 shares (referred to herein, collectively, as the “Charter Amendment Proposals”);

●	the separate approval, for the purposes of Listing Rule 5635 of Nasdaq, of:

○	the issuance of shares of the Company’s common stock under the March 2023 Note; and

○	the issuance of shares of the Company’s common stock under the Series A Preferred Stock (referred to herein, collectively, as the “Stock Issuance Proposals”); and

●	the ratification of the appointment of Marcum LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2023 (referred to herein as the “Accountant Ratification Proposal”).

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Stockholders will also consider any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

What are the recommendations of the Board?

The Board recommends that you vote:

●	“FOR” the election of the management nominees in the Director Election Proposal;

●	“FOR” each of the Charter Amendment Proposals;

●	“FOR” each of the Stock Issuance Proposals; and

●	“FOR” the Accountant Ratification Proposal.

Why did I receive a Notice of Internet Availability of Proxy Materials?

The Company uses the internet as the primary means of furnishing proxy materials to stockholders. The Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to its stockholders with instructions on how to access the proxy materials online at www.cstproxy.com/luciddx/2023 or request a printed copy of the materials.

Stockholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials in print by mail or electronically by email. The Company encourages stockholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of the Company’s annual meetings and reduce the Company’s printing and mailing costs.

Who is entitled to vote?

The holders of the Company’s common stock at the close of business on the record date, April 25, 2023, are entitled to vote at the Annual Meeting. As of the record date, 43,725,703 shares of common stock were outstanding (inclusive of shares underlying unvested restricted stock awards). Holders of the Company’s common stock have one vote for each share that they own on such date.

What is the difference between a record holder and a beneficial owner?

If your shares are registered in your name with the Company’s transfer agent, Continental Stock Transfer and Trust Company, then you are considered the “record holder” for those shares. If you are the record holder of your shares, you have the right to vote your shares by proxy or to attend the meeting and vote via the Annual Meeting webcast.

If your shares are held through a bank, broker or other nominee, then you are considered to hold your shares in “street name.” While you are the “beneficial owner” of those shares, you are not considered the record holder. As the beneficial owner of shares of the Company’s common stock, you have the right to instruct your bank, broker or other nominee how to vote your shares. However, since you are not the record holder of your shares, you may not vote these shares at the Annual Meeting unless you obtain a “legal proxy” from the stockholder of record.

How do I submit my vote?

Record Owners. Record holders can vote by the following methods:

●	By Attending the Annual Meeting. You may attend the Annual Meeting and vote via the Annual Meeting webcast.

●	By Proxy via the Internet. You may vote by proxy via the Internet. Your Notice of Internet Availability or proxy card provides instructions for accessing the website through which you may submit a proxy via the Internet.

●	By Proxy via the Mail. If you requested printed copies of the proxy materials, you may vote by proxy via the mail by completing the included proxy card and returning it in the postage-paid return envelope.

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Beneficial Owners. Beneficial owners of shares held in street name may instruct their bank, broker or other nominee how to vote their shares. Beneficial owners should refer to the materials provided to them by their nominee for information on communicating these “voting instructions.” Beneficial owners may not vote their shares at the Annual Meeting unless they obtain a legal proxy from the stockholder of record and follow the instructions set forth above for attending the Annual Meeting.

What does it mean to vote by proxy?

When you vote “by proxy,” you grant another person the power to vote stock that you own. If you vote by proxy in accordance with this proxy statement, you will have designated the following individuals as your proxy holders for the Annual Meeting: Lishan Aklog, M.D., the Company’s Chief Executive Officer and Chairman of the Board; and Dennis McGrath, the Company’s Chief Financial Officer.

Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with your specific instructions. If you provide a proxy, but you do not provide specific instructions on how to vote on each proposal, the proxy holder will vote your shares “FOR” election of the management nominees in the Director Election Proposal, “FOR” each of the Charter Amendment Proposals, “FOR” each of the Stock Issuance Proposals, and “FOR” the Accountant Ratification Proposal. With respect to any other proposal that properly comes before the Annual Meeting, the proxy holders will vote in their own discretion according to their best judgment, to the extent permitted by applicable laws and regulations.

How do I attend the Annual Meeting?

The Annual Meeting will be a virtual meeting. Any stockholder wishing to attend the Annual Meeting must register in advance. To register for and attend the Annual Meeting, please follow these instructions as applicable to the nature of your ownership of the Company’s common stock:

Record Owners. If you are a record holder, and you wish to attend the Annual Meeting, go to https://www.cstproxy.com/luciddx/2023, enter the control number you received on your Notice of Internet Availability or proxy card, and click on the “Click here to preregister for the online meeting” link at the top of the page. Immediately prior to the start of the Annual Meeting, you will need to log back into the meeting site using your control number. You must register before the meeting starts.

Beneficial Owners. Beneficial owners who wish to attend the Annual Meeting must obtain a legal proxy from the stockholder of record and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial owners should contact their bank, broker or other nominee for instructions regarding obtaining a legal proxy. Beneficial owners who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Annual Meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the Annual Meeting. Beneficial owners should contact Continental Stock Transfer no later than 4:00 p.m. on June 13, 2023.

Stockholders will also have the option to listen to the Annual Meeting by telephone by calling:

●	Within the U.S. and Canada: (800) 450-7155 (toll-free)

●	Outside of the U.S. and Canada: (857) 999-9155 (standard rates apply)

The passcode for telephone access is 4818543#. You will not be able to vote or submit questions unless you register for and log in to the Annual Meeting webcast as described above.

What happens if I do not provide voting instructions to my bank, broker or other nominee?

If you are a beneficial owner and do not provide your bank, broker or other nominee with voting instructions and do not obtain a legal proxy, under the rules of various national and regional securities exchanges, your bank, broker or other nominee generally may vote on routine matters but may not vote on non-routine matters. If your bank, broker or other nominee does not receive instructions from you on how to vote your shares on a non-routine matter, your bank, broker or other nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

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The Company expects that the Director Election Proposal and the Stock Issuance Proposals will be considered non-routine matters. If they are treated as non-routine matters, as expected, broker non-votes may occur with respect to these proposals. The Company expects that the Charter Amendment Proposals and the Auditor Ratification Proposal will be considered routine matters. If they are treated as routine matters, as expected, broker non-votes should not occur with respect to these proposals.

How do I revoke my proxy or voting instructions?

Record Owners. A record holder may revoke his, her or its proxy by (i) submitting a subsequent written notice of revocation that is received by the Company’s Secretary at any time prior to the voting at the Annual Meeting, (ii) submitting a subsequent proxy prior to the voting at the Annual Meeting or (iii) attending the Annual Meeting and voting via the Annual Meeting webcast. Attendance by a stockholder at the Annual Meeting does not alone serve to revoke a stockholder’s proxy. Stockholders may send written notice of revocation to the Secretary, Lucid Diagnostics Inc., 360 Madison Avenue, 25th Floor, New York, New York 10017.

Beneficial Owners. Beneficial owners should refer to the materials provided to them by their bank, broker or other nominee for information on changing their voting instructions.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock outstanding and entitled to vote at the meeting, will constitute a quorum for the transaction of business. Abstentions are voted neither “FOR” nor “AGAINST” a matter, but are counted in the determination of a quorum. Similarly, as described above, a “broker non-vote” may occur with respect to shares held in street name when the bank, broker or other nominee has not received instructions from the beneficial owner as to how the shares are to be voted on a non-routine matter and does not have discretionary authority to vote such shares on the matter. The shares subject to a proxy which are not being voted on a particular non-routine matter because of a broker non-vote will not be considered shares present and entitled to vote on the matter. These shares may be present and entitled to vote on other matters (including other routine matters), in which case the shares will count as present for purposes of determining the existence of a quorum. If the proxy indicates that the shares are not being voted on any matter at the Annual Meeting, however, the shares will not be counted as present for purposes of determining the existence of a quorum.

How many votes are required to approve each proposal?

Director Election Proposal. Election of a nominee in the Director Election Proposal requires the affirmative vote of a plurality of the shares of the Company’s common stock represented in person or by proxy at the meeting and entitled to vote thereon. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” their election (up to the number of directors to be elected) are elected as directors. Consequently, abstentions and broker non-votes will not have any effect on the vote with respect to this proposal.

Charter Amendment Proposals. Approval of each of the Charter Amendment Proposals requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” these proposals. However, if banks, brokers and other nominees have discretionary authority to vote on these proposals, as expected, there should not be any broker non-votes with respect to these proposals.

Stock Issuance Proposals. Approval of each of the Stock Issuance Proposals requires the affirmative vote of a majority of the shares of the Company’s common stock represented in person or by proxy at the meeting and entitled to vote thereon. Abstentions, which are considered present and entitled to vote on these matters, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes, which are not considered present and entitled to vote on this matter, will not have any effect on the vote with respect to these proposals.

Accountant Ratification Proposal. The Accountant Ratification Proposal requires the affirmative vote of a majority of the shares of the Company’s common stock represented in person or by proxy at the meeting and entitled to vote thereon. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes, which are not considered present and entitled to vote on this matter, will not have any effect on the vote with respect to this proposal. However, if banks, brokers and other nominees have discretionary authority to vote on this proposal, as expected, there should not be any broker non-votes with respect to this proposal. The results of the Accountant Ratification Proposal are advisory and non-binding on the Board.

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Does the Company have a controlling stockholder?

As of April 25, 2023, PAVmed Inc. (“PAVmed”) owned approximately 72% of the Company’s outstanding common stock and was the Company’s controlling stockholder. Accordingly, PAVmed has the power to elect all the members of the Board and determine the outcome of all other matters submitted to a vote of the Company’s stockholders, without the consent of the Company’s other stockholders. PAVmed has indicated that it intends to vote “FOR” the management nominees in the Director Election Proposal, “FOR” each of the Charter Amendment Proposals, “FOR” each of the Stock Issuance Proposals and “FOR” the Accountant Ratification Proposal.

Will I have dissenters’ rights with respect to any of the matters to be presented at the Annual Meeting?

Neither Delaware law, nor the Company’s Certificate of Incorporation or bylaws, provides for appraisal or other similar rights for dissenting stockholders in connection with any of the matters to be presented at the Annual Meeting. Accordingly, stockholders will have no right to dissent and obtain payment for their shares.

Who is paying for this proxy statement and the solicitation of my proxy, and how are proxies solicited?

Proxies are being solicited by the Board for use at the Annual Meeting. The Company’s officers and other employees, without additional remuneration, also may assist in the solicitation of proxies in the ordinary course of their employment. In addition to the use of the mail and the Internet, solicitations may be made personally or by email or telephone, as well as by public announcement.

The Company will bear the cost of this proxy solicitation. The Company may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate, and may reimburse them for reasonable expenses related thereto.

Who can help answer my questions?

If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the proxy statement or proxy card, you may contact the Company at:

Lucid Diagnostics Inc.

360 Madison Avenue, 25th Floor

New York, New York 10017

Attention: Secretary

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THE DIRECTOR ELECTION PROPOSAL

The Board is divided into three classes, Class A, Class B and Class C. Currently, there are two directors in Class A, Jacque J. Sokolov, M.D. and Stanley N. Lapidus, whose terms expire at the 2025 annual meeting of stockholders, two directors in Class B, Ronald M. Sparks and James L. Cox, M.D., whose terms expire at the Annual Meeting, and two directors in Class C, Lishan Aklog, M.D. and Debra J. White, whose terms expire at the 2024 annual meeting of stockholders.

At the Annual Meeting, the Company’s stockholders will elect two Class B directors, to hold office until the third succeeding annual meeting and until their respective successors are duly elected and qualified. The Board is nominating Ronald M. Sparks and James L. Cox, M.D., each a current Class B director, for re-election as the Class B directors. Biographical information about the nominees can be found in “Directors, Executive Officers and Corporate Governance” below.

Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected. Unless otherwise specified by you when you give your proxy, the shares subject to your proxy will be voted “FOR” the election of these nominees. In case any of these nominees become unavailable for election to the Board, an event which is not anticipated, the proxy holders, or their substitutes, shall have full discretion and authority to vote or refrain from voting your shares for any other person in accordance with their best judgment.

Required Vote and Recommendation

Nominees that receive the affirmative vote of a plurality of the shares of the Company’s common stock represented in person or by proxy at the meeting and entitled to vote thereon, will be elected as directors. Abstentions and broker non-votes will not have any effect on the vote with respect to this proposal.

PAVmed, as the owner of a majority of the Company’s common stock, can control the outcome of this election. PAVmed indicated it intends to vote in favor of the management nominees for director.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH NOMINEE LISTED ABOVE.

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THE CHARTER AMENDMENT PROPOSALS

On April 21, 2023, the Board unanimously adopted and declared the advisability of amendments to the Company’s Certificate of Incorporation to (i) provide for exculpation of certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law (the “Officer Exculpation Amendment”) and (ii) increase the total number of shares of common stock the Company is authorized to issue by 100,000,000 shares, from 100,000,000 shares to 200,000,000 shares (the “Authorized Capital Amendment”). The Board further directed that these amendments be considered for approval by the Company’s stockholders at the next annual meeting of stockholders. Accordingly, at the Annual Meeting, stockholders will vote on separate proposals to approve these amendments.

The form of the certificate of amendment is attached as Annex A to this proxy statement. If approved by the stockholders, the amendments to the Company’s Certificate of Incorporation will become effective upon the filing of the certificate of amendment with the Delaware Secretary of State, which will occur as soon as reasonably practicable after the Annual Meeting.

Officer Exculpation Amendment

General

The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware corporations, like the Company, to limit the liability of certain of their officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). In light of this legislation, the Company is proposing to amend paragraph A of Article Eighth of its Certificate of Incorporation to provide for exculpation of certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law. The new Delaware legislation only permits, and the proposed amendment would only permit, exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the Company) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for so limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on such stockholders’ behalf.

Reasons for the Officer Exculpation Amendment

The Company’s Certificate of Incorporation currently provides for the exculpation of directors but does not currently include a provision that allows for the exculpation of officers. The Board believes it is appropriate for the Company, as a public company, to have exculpation clauses for both officers and directors in the Company’s Certificate of Incorporation. Officers, like directors, often make decisions on crucial matters. Frequently, officers, like directors, must make such decisions in response to time-sensitive opportunities and challenges. Even when acting in good faith and with the intention of furthering the interests of the Company and its stockholders, the Company’s officers may become subject to investigations, claims, actions, suits or other proceedings seeking to impose liability on them personally by parties who, with the benefit of hindsight, question the judgments made by them, especially in the current litigious environment. As a result, officers, like directors, may be exposed to substantial personal financial and other risks. Limiting officers’ concern about personal risk stemming from unintentional missteps would empower them to best exercise their business judgment in furtherance of stockholder interests. The Company expects a number of industry participants to adopt similar exculpation clauses that limit the personal liability of officers in their charters and failing to adopt the amendment could impact the Company’s recruitment and retention of exceptional officer candidates, as they may conclude that the potential exposure to personal financial and other risks exceeds the benefits of serving as an officer of the Company. The proposed amendment would better position the Company to attract top officer candidates and retain its current officers and enable the officers to exercise their business judgment in furtherance of the interests of the Company and its stockholders without the potential for distraction posed by such risks. Additionally, it will align the protections for the Company’s officers with those protections afforded to its directors.

Taking into account the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits the Board believes would accrue to the Company and its stockholders as described above, the Board believes it is in the best interests of the Company and its stockholders that the amendment to the Certificate of Incorporation be approved.

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Authorized Capital Amendment

General

If the amendment to the Company’s Certificate of Incorporation is approved, the Board will be authorized to issue 100,000,000 additional shares of common stock (for a total of 200,000,000 shares), in its discretion, without further approval of the stockholders. The Board does not intend to seek stockholder approval prior to any issuance of the shares of common stock, unless stockholder approval is required by applicable law or securities exchange rules.

The 100,000,000 additional shares of common stock for which authorization is sought would be identical to the 100,000,000 shares of common stock the Company is presently authorized to issue. Holders of the common stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company. The holders of the common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of the common stock voted in an election of directors can elect all of the Company’s directors. PAVmed, as the holder of a majority of the outstanding shares of common stock, has the power to elect all the members of the Board and determine the outcome of all other matters submitted to a vote of the Company’s stockholders, without the consent of the Company’s other stockholders. The holders of the common stock are entitled to receive dividends when, as, and if declared by the Board out of funds legally available therefor. The Company has never paid dividends on its shares of common stock. In the event of the Company’s liquidation, dissolution or winding up, the holders of the common stock are entitled to share ratably in all assets remaining available for distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. There is no redemption or sinking fund provision applicable to the common stock.

The Company’s Certificate of Incorporation also authorizes the Company to issue 20,000,000 shares of preferred stock, of which 20,000 shares are designated as Series A Preferred Stock.

Reasons for the Authorized Capital Amendment

As of April 25, 2023, 43,725,703 shares of the common stock were issued and outstanding (inclusive of shares of common stock underlying unvested restricted stock awards). In addition, as of such date:

●	5,052,458 shares of the Company’s common stock were issuable upon exercise of the Company’s outstanding stock options, at a weighted average exercise price of $2.19 per share;

●	9,774,032 shares of the Company’s common stock were issuable upon conversion of the Company’s Series A Convertible Preferred Stock, assuming the shares of Series A Preferred Stock were converted in full on such date at the current conversion price of $1.394 per share. The number of shares of common stock to be issued under the Series A Preferred Stock may be significantly greater than this amount, because dividends on the Series A Preferred Stock will be paid in shares of the Company’s common stock. See “The Stock Issuance Proposals—The Series A Offering” below; and

●	2,364,064 shares of the Company’s common stock were issuable upon conversion of the March 2023 Note, assuming the principal of the March 2023 Note and interest thereon were converted in full on such date at the current fixed conversion price of $5.00 per share. The number of shares of common stock to be issued under the March 2023 Note may be substantially greater than this amount, if the Company makes the amortization payments of principal and interest in shares of the Company’s common stock, because in such cases (and in certain other cases as described elsewhere in this proxy statement) the number of shares issued will be determined based on the then current market price (but in any event not more than fixed conversion price per share or less than a floor price). The Company cannot predict the market price of its common stock at any future date, and therefore, the Company is unable to accurately forecast or predict the total amount of shares that ultimately may be issued under the March 2023 Note. In addition, the number of shares issued under the March 2023 Note may be substantially greater if the Company voluntarily lowers the conversion price, which the Company is permitted to do pursuant to the terms thereof. See “The Stock Issuance Proposals—The March 2023 Note Offering” below.

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In addition, as of April 25, 2022, 3,834,058 shares of the Company’s common stock reserved for issuance, but not subject to outstanding stock-based equity awards, under the Company’s Amended and Restated 2018 Long Term Incentive Equity Plan (the “2018 Plan”) and 683,983 shares of the Company’s common stock were reserved for issuance, but have not yet been issued, under the Company’s Employee Stock Purchase Plan, as amended and restated (the “ESPP”). The number of shares available under the 2018 Plan will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to 6% of the total number of shares of the Company’s common stock outstanding on December 31st of the preceding calendar year, unless the Board provides for a lesser amount. Similarly, the number of shares available for issuance under the ESPP will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to the lesser of (a) 2% of the total number of shares of the Company’s common stock outstanding on December 31st of the preceding calendar year, and (b) 1,000,000 shares, unless the Board provides for a lesser amount.

Furthermore, (i) in March 2022, the Company entered into a committed equity facility with an affiliate of Cantor Fitzgerald & Co., pursuant to which the affiliate committed to purchase up to $50 million in shares of the Company’s common stock (of which $48.2 million remains), from time to time at the Company’s request, at prices based on the current market price; (ii) in November 2022, the Company entered into an “at-the-market offering” for up to $6.5 million shares of the Company’s common stock (of which $6.2 million remains), that may be offered and sold under a controlled equity offering agreement between the Company and Cantor Fitzgerald & Co., (iii) in August 2022, the Company entered into a sixth amendment to the management services agreement with PAVmed, pursuant to which PAVmed may elect to receive payment of the monthly fee under the management services agreement in cash or in shares of the Company’s common stock, with such shares valued at a price based on the current market price; and (iv) in November 2022, the Company entered into a payroll and benefits expense reimbursement agreement with PAVmed, pursuant to which PAVmed will continue to pay certain payroll and benefit-related expenses on the Company’s behalf and the Company will reimburse PAVmed on a quarterly basis or at such other frequency as the parties may determine, in cash or, subject to approval by each of the Board, in shares of the Company common stock, or in a combination of cash and shares, with any such shares valued at a price based on the current market price.

The Board believes approval of the amendment is in the best interests of the Company and its stockholders. In addition, under the March 2023 SPA (as defined in the “Stock Issuance Proposal” below), the Company agreed to hold a stockholder meeting, by no later than July 31, 2023, to approve resolutions authorizing, among other things, the increase in authorized shares of contemplated by this proposal, and will be obligated to continue to seek stockholder approval quarterly until such approval is obtained. Accordingly, failure to obtain stockholder approval of this proposal also will require the Company to incur the costs of holding one or more additional stockholder meetings until the Company obtains such approval.

The authorization of additional shares of common stock will enable the Company to meet its obligations under its outstanding options, warrants and convertible securities, and its equity compensation plans, while retaining flexibility to respond to future business needs and opportunities. For example, the additional shares may be used for additional equity awards to the Company’s employees, for financing the Company’s business (including for the payment of liabilities owed to PAVmed or third parties), for acquiring other businesses, or for forming strategic partnerships and alliances. The Company explores opportunities for such transactions, including equity capital raises, acquisitions and strategic partnerships and alliances, as they arise or as the Company’s needs require. Although the Company frequently reviews various transactions, the Company has no current agreement or commitment to issue additional shares of its common stock, except as described above.

The issuance of additional shares of common stock for which authorization is sought may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of the Company’s capital stock. See “Description of Common Stock” below. It may also adversely affect the market price of the common stock. However, if the issuance of additional shares of common stock allows the Company to pursue its business plan and grow its business, the market price of the common stock may increase.

While not intended as an anti-takeover provision, the additional shares of common stock for which authorization is sought could also be used by management to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of common stock to purchasers who would oppose a takeover or favor the current Board. Although the amendment to the Company’s Certificate of Incorporation has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), approval of the proposal could facilitate future efforts by management to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the amendment is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management’s positions within the Company.

Required Vote and Recommendation

Approval of each of the Charter Amendment Proposals requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” these proposals.

PAVmed, as the owner of a majority of the Company’s common stock, can control the outcome of the vote on these proposals. PAVmed indicated it intends to vote in favor of both proposals and has agreed with the purchaser of the March 2023 Note to vote in favor of the Authorized Capital Amendment. See “The Stock Issuance Proposals—The March 2023 Note Offering—Ancillary Agreements” below.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE CHARTER AMENDMENT PROPOSALS.

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THE STOCK ISSUANCE PROPOSALS

In March 2023, the Company completed the following financing transactions:

●	On March 7, 2023, the Company entered into subscription agreements (each, a “Series A Subscription Agreement”) with certain accredited investors for the sale of 13,625 shares of newly designated Series A Preferred Stock, at a purchase price of $1,000 per share, for aggregate gross proceeds to the Company of $13.625 million (the “Series A Offering”). The closing of the sale occurred effective on March 7, 2023.

●	On March 13, 2023, the Company entered into a securities purchase agreement (the “March 2023 Note SPA”) with an accredited investor, for the sale of a Senior Secured Convertible Note with an initial principal amount of $11,111,110 (the “March 2023 Note”) in a private placement (the “March 2023 Note Offering”). The closing of the sale of the March 2023 Note occurred on March 21, 2023.

Pursuant to Nasdaq Rule 5635(d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction.

The number of shares of the Company’s common stock issuable in respect of the Series A Preferred Stock and the March 2023 Note may exceed this limit. Accordingly, in light of Nasdaq Rule 5635(d), unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company will not effect any conversion of the Series A Preferred Stock, and a holder of Series A Preferred Stock will not have the right to receive dividends or convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to a dividend or a conversion, the holder would have received in respect of its shares of Series A Preferred Stock in excess of its pro rata share of 19.99% of the Company’s outstanding shares of common stock as of immediately prior to the transaction. Similarly, the March 2023 Note provides that, unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company is prohibited from issuing any shares of common stock pursuant to the terms of the March 2023 Note, if the issuance would exceed the aggregate number of shares of common stock which the Company may issue without breaching the Company’s obligations under the rules and regulations of Nasdaq. Furthermore, under the March 2023 SPA, the Company agreed to hold a stockholder meeting by no later than July 31, 2023 to approve resolutions authorizing the issuance of shares of the Company’s common stock under the March 2023 Note for the purposes of compliance with the stockholder approval rules of Nasdaq.

Accordingly, at the Annual Meeting, stockholders will vote on separate proposals to approve the issuance of shares of the Company’s common stock under the Series A Preferred Stock and under the March 2023 Note.

The Series A Offering

As of April 25, 2023, the Series A Preferred Stock was convertible into 9,774,032 shares of the Company’s common stock, assuming the issued and outstanding shares of Series A Preferred Stock were converted in full on such date at the current conversion price of $1.394 per share. Assuming all the Series A Preferred Stock remains outstanding until its mandatory conversion on March 7, 2025 and all dividends thereon are paid, each as more fully described below, the Company anticipates that it will issue 13,683,644 shares of common stock to the holders of the Series A Preferred Stock. The securities have not been registered under the Securities Act and may not be offered or sold in United States absent registration or an exemption from registration.

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Series A Preferred Stock

In connection with the sale of the Series A Preferred Stock, on March 7, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock with the Secretary of State of the State of Delaware (the “Series A Certificate of Designations”). The key terms of the Series A Preferred Stock are as follows:

Conversion. Each share of Series A Preferred Stock is convertible at the option of the holder, subject to certain beneficial ownership limitations as set forth in the Series A Certificate of Designations and described below, into such number of shares of the Company’s common stock equal to the number of Series A Preferred Shares to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion. The conversion price is $1.394, subject to adjustment in the event of stock splits, stock dividends, and similar transactions. In addition, the Series A Preferred Stock will automatically convert into shares of common stock, subject to certain beneficial ownership limitations as set forth in the Series A Certificate of Designations and described below, on March 7, 2025.

Rank. The Series A Preferred Stock is senior to the common stock and any other class of the Company’s capital stock that is not by its terms senior to or pari passu with the Series A Preferred Stock.

Dividends. The holders of Series A Preferred Stock are entitled to dividends payable as follows: (i) a number of shares of common stock equal to 20% of the number of shares of common stock issuable upon conversion of the Series A Preferred Stock then held by such holder on March 7, 2024, and (ii) a number of shares of common stock equal to 20% of the number of shares of common stock issuable upon conversion of the Series A Preferred Stock then held by such holder on March 7, 2025. A holder that converts its Series A Preferred Stock prior to March 7, 2024 or March 7, 2025, as the case may be, will not receive the dividend that accrues on such date with respect to such converted Series A Preferred Stock. The holders of the Series A Preferred Stock also will be entitled to dividends, on an as-if-converted to shares of common stock basis, equal to, and in the same form as, dividends actually paid on shares of the common stock when, as, and if such dividends are paid on shares of the common stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (or any Deemed Liquidation Event as defined in the Series A Certificate of Designations), the holders of shares of Series A Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into common stock immediately prior to such event.

Voting. Except as otherwise provided in the Series A Certificate of Designations or as otherwise required by law, the holders of outstanding shares of Series A Preferred Stock have no voting rights.

Beneficial Ownership Limitation. The Company will not effect any conversion of the Series A Preferred Stock, and a holder will not have the right to receive dividends or convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to the receipt of dividends or the conversion, the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the Company’s outstanding common stock (or, upon election of the holder, 9.99% of the Company’s outstanding common stock).

Exchange Limitation. Unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company will not effect any conversion of the Series A Preferred Stock, including, without limitation, an automatic conversion, and a holder of Series A Preferred Stock will not have the right to receive dividends or convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to a dividend or a conversion, the holder would have received in respect of its shares of Series A Preferred Stock in excess of its pro rata share of 19.99% of the Company’s outstanding shares of common stock as of immediately prior to the transaction. A holder’s pro rata share of the limitation is equal to (i) the original purchase price paid to the Company for all the shares of Series A Preferred Stock acquired by the holder (and not subsequently disposed of, other than pursuant to a conversion hereunder), divided by (ii) the aggregate original purchase price paid to the Company for all the outstanding shares of Series A Preferred Stock and all other securities aggregated with the Series A Preferred Stock for the purposes of the Nasdaq rules.

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Ancillary Agreements

The Company and the investors in the Series A Offering also executed a registration rights agreement (the “Series A Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement covering the resale of the shares of common stock issuable pursuant to the Series A Preferred Stock.

The information set forth in this section is qualified in its entirety by reference to the full text of the Series A Certificate of Designations and Series A Registration Rights Agreement, which are attached as Exhibits 3.1 and 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 13, 2023.

The March 2023 Note Offering

As of April 25, 2023, the March 2023 Note was convertible into 2,364,064 shares of the Company’s common stock, assuming the principal of the March 2023 Note and interest thereon were converted in full on such date at the current fixed conversion price of $5.00 per share. If all Installment Amounts (as defined below) are paid in shares of common stock at a price equal to the current market price as of April 25, 2023 (i.e., $1.48), the Company estimates that it would issue 7,986,703 shares to the holder of the March 2023 Note. If such amounts are paid in shares of common stock at a price equal to the Floor Price (as defined below), the Company estimates that it would issue 39,401,067 shares to the holder of the March 2023 Note. The securities have not been registered under the Securities Act and may not be offered or sold in United States absent registration or an exemption from registration.

March 2023 Note SPA

The March 2023 Note SPA contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the March 2023 Note SPA, the Company also agreed to the following additional covenants:

●	During the period through and including the 90th day after the maturity date of the March 2023 Note (or such later date as is agreed between the parties), the Company may not issue any securities that would cause a breach of the March 2023 Note, file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to any securities other than the shares underlying the March 2023 Note or the Company’s Series A Preferred Stock, or issue, offer, sell, grant any option or right to purchase, or otherwise dispose of any equity or equity-linked or related security, any debt, any preferred stock (other than up to $6,375,000 shares of the Company’s Series A Preferred Stock) or any purchase rights, subject to certain exceptions, including issuances at a price greater than $5.00 per share.

●	So long as the March 2023 Note remains outstanding, the Company will not effect or enter an agreement to effect any variable rate transaction.

●	The Company will hold a stockholder meeting, by no later than July 31, 2023, to approve resolutions (the “Stockholder Resolutions”) authorizing (i) an increase in the authorized shares of the Company’s common stock from 100 million to 200 million shares, and (ii) the issuance of shares of the Company’s common stock under the Notes for the purposes of compliance with the stockholder approval rules of Nasdaq (as contemplated by this proposal). The Company will be obligated to continue to seek stockholder approval quarterly until such approval is obtained.

In addition, under the March 2023 Note SPA, the Company granted the purchaser participation rights in future offerings of any equity or equity-linked or related security, any debt, any preferred stock or any purchase rights, during the three years after the closing (or the date no Notes remain outstanding, if later) in an amount of up to 100% of the securities being sold in such offerings.

March 2023 Note

General. The March 2023 Note accrues interest at a rate of 7.875% per annum and matures on March 21, 2025 (the “Maturity Date”), subject to the right of the noteholder to extend the Maturity Date under certain circumstances. The March 2023 Note is required to be senior to all the Company’s other indebtedness, other than certain permitted indebtedness.

Security. The March 2023 Note is secured by all the Company’s existing and future assets (including those of the Company’s significant subsidiaries), pursuant to a security agreement by and between the Company and the holder of the March 2023 Note (the “March 2023 Note Security Agreement”).

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Guaranty. The obligations under the March 2023 Note are guaranteed by all of the Company’s existing and future subsidiaries, pursuant to a guaranty by the Company’s subsidiaries in favor of the holder of the March 2023 Note (the “March 2023 Note Guaranty”).

Voluntary Conversion. All or any portion of the principal amount of the March 2023 Note, plus accrued and unpaid interest and any late charges thereon, is convertible at any time, in whole or in part, at the noteholder’s option, into shares of the Company’s common stock at an initial fixed conversion price of $5.00 per share, subject to certain adjustments.

Alternate Conversion. At any time during an Event of Default Redemption Right Period (as defined in the March 2023 Note), a noteholder may alternatively elect to convert all or any portion of the March 2023 Note at an alternate conversion price equal to the lower of: (i) the fixed conversion price then in effect, and (ii) the lowest of 80% of the VWAP of the Company’s common stock as of the trading day immediately preceding the delivery or deemed delivery of the applicable notice of conversion, 80% of the VWAP of the Company’s common stock as of the trading day of the delivery or deemed delivery of the applicable notice of conversion, 80% of the VWAP of the Company’s common stock as of the trading day immediately prior to the time of occurrence of the applicable event of default, and 80% of the average VWAP of the Company’s common stock for each of the two trading days with the lowest VWAP of the Company’s common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the delivery or deemed delivery of the applicable notice of conversion, but in the case of clause (ii), not less than the Floor Price (as defined in the Notes).

Installments. On September 21, 2023, on the 1st and 10th trading day of each calendar month thereafter, and on the Maturity Date (each, an “Installment Date”), the Company will make an amortization payment on the March 2023 Note in an amount equal to the initial principal balance of the March 2023 Note divided by the total number of such amortization payments (such that the entire initial principal balance will be repaid by the Maturity Date), plus any amounts that have been deferred or accelerated to the applicable Installment Date (as described below), plus all accrued and unpaid interest and any late charges (the “Installment Amount”). Each amortization payment will be satisfied, at the Company’s election, in shares of the Company’s common stock, subject to certain customary equity conditions (including minimum price and volume thresholds) (the “Equity Conditions”), at 100% of the Installment Amount (an “Installment Conversion”), or otherwise (or at the Company’s option, in whole or in part) in cash at 115% of the Installment Amount (an “Installment Redemption”). If the Company effects an Installment Conversion, the Company will convert all or a portion of the Installment Amount into shares of the Company’s common stock at an installment conversion price per share equal to the lower of (i) the fixed conversion price then in effect and (ii) 82.5% of the average VWAP of the Company’s common stock for each of the two trading days with the lowest VWAP of the Company’s common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the applicable Installment Date, but in the case of clause (ii), not less than the Floor Price.

Deferral. A noteholder may, at its election, defer the payment of all or any portion of the Installment Amount due on any Installment Date to another Installment Date.

Acceleration. On any day during the period starting on an Installment Date and ending on the trading day immediately prior to the next Installment Date (the “Installment Period”), a noteholder may, at its election, accelerate the conversion of other Installment Amounts at an acceleration conversion price per share equal to the lower of (i) the installment conversion price for the most recent Installment Date, and (ii) 82.5% of the average VWAP of the Company’s common stock for each of the two trading days with the lowest VWAP of the Company’s common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the acceleration date, but in the case of clause (ii), not less than the Floor Price.

Reallocation. A noteholder may, at its election, reallocate all or any portion of the Installment Amount for an Installment Date to a later date during the Installment Period, with such reallocated amount converted at a reallocation conversion price per share equal to the lower of: (i) the fixed conversion price then in effect, and (ii) the lower of (x) the installment conversion price for the such Installment Date, and (y) 82.5% of the average VWAP of the Company’s common stock for each of the two trading days with the lowest VWAP of the Company’s common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the reallocation date, but in the case of clause (y), not less than the Floor Price.

Change of Control. Upon a Change of Control (as defined in the March 2023 Note), a noteholder may require the Company to redeem all, or any portion, of the March 2023 Note at a price equal to 115% the greater of: (i) the outstanding value of the March 2023 Note; (ii) the underlying value of the shares then issuable upon conversion of the note (without regard to any limitation on conversion set forth in the March 2023 Note); and (iii) the Change of Control consideration attributable to underlying value of the shares then issuable upon conversion of the March 2023 Note (without regard to any limitation on conversion set forth in the March 2023 Note).

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Beneficial Ownership Limitation. A noteholder does not have the right to convert any portion of the March 2023 Note, to the extent that, after giving effect to such conversion, the noteholder (together with certain of its affiliates and other related parties) would beneficially own in excess of 9.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion (the “Maximum Percentage”). The noteholder may from time to time increase or decrease the Maximum Percentage (which in no event may exceed 9.99%), provided that any such increase will not be effective until the 61st day after delivery of a notice to the Company of such increase.

Exchange Limitation. Unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company is prohibited from issuing any shares of common stock upon conversion of the March 2023 Note or otherwise pursuant to the terms of the March 2023 Note, if the issuance of such shares of common stock would exceed the aggregate number of shares of common stock which the Company may issue without breaching the Company’s obligations under the rules and regulations of Nasdaq.

Events of Default. The March 2023 Note provides for certain Events of Default, including, among other things, any breach of the covenants described below and any failure of both Lishan Aklog, M.D., the Company’s Chairman and Chief Executive Officer, to serve as its Chief Executive Officer and Dennis McGrath, the Company’s Chief Financial Officer, to serve as its Chief Executive Officer or Chief Financial Officer. In connection with an Event of Default, the noteholder may require the Company to redeem all or any portion of the March 2023 Note, in cash, at a price equal to the greater of (i) 132.5% of the conversion amount being redeemed and (ii) the number of shares issuable upon conversion of the conversion amount to be redeemed at the alternate conversion price (as defined in the March 2023 Note) then in effect, multiplied by the greatest closing sale price of the Company’s common stock on any trading day during the period beginning on the date immediately before the Event of Default and ending on the date of redemption.

Covenants. The Company is subject to certain customary affirmative and negative covenants regarding the rank of the March 2023 Note, the incurrence of indebtedness, the existence of liens, the repayment of indebtedness and the making of investments, the payment of cash in respect of dividends, distributions or redemptions, the transfer of assets, the maturity of other indebtedness, and transactions with affiliates, among other customary matters. The Company also will be subject to financial covenants requiring that (i) the amount of the Company’s available cash equal or exceed $5 million at all times, (ii) the ratio of (a) the outstanding principal amount of the March 2023 Note, accrued and unpaid interest thereon and accrued and unpaid late charges to (b) the Company’s average market capitalization over the prior ten trading days, not exceed 30%, and (iii) that the Company’s market capitalization shall at no time be less than $30 million.

Ancillary Agreements

In connection with the consummation of the sale of the March 2023 Note, the Company entered into a registration rights agreement (the “March 2023 Note Registration Rights Agreement”) with the investor in the March 2023 Note Offering, pursuant to which the Company agreed to file a registration statement covering the resale of the shares of the Company’s common stock underlying the March 2023 Note and granted the investor certain piggyback registration rights. In addition, the Company entered into a voting agreement (“March 2023 Note Voting Agreement”) with its parent company, PAVmed, which as of April 25, 2023 held an aggregate of approximately 72% of the Company’s common stock, pursuant to which PAVmed agreed to vote the shares of the Company’s common stock now owned or hereafter acquired by it in favor of the Authorized Capital Amendment and the issuance of shares of the Company’s common stock under the March 2023 Note.

The information set forth in this section is qualified in its entirety by reference to the full text of the March 2023 Note, the March 2023 Note SPA, the March 2023 Note Security Agreement, the March 2023 Note Guaranty, the March 2023 Note Registration Rights Agreement and the March 2023 Note Voting Agreement, which are attached as Exhibits 4.1, 10.1, 10.2 and 10.3 to the Current Report on Form 8-K filed by the Company with the SEC on March 14, 2023 and as Exhibits 10.1 and 10.2 to the Current Report on Form 8-K filed by the Company with the SEC on March 24, 2023.

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Reasons for the Series A Offering and the March 2023 Note Offering

The Board has determined that the ability to issue shares of the Company’s common stock to the holders of the Series A Preferred Stock and to the holder of the March 2023 Note is in the best interests of the Company and its stockholders, because (i) the conversion price of the Series A Preferred Stock, and the effective price used to value the Company’s common stock for the payment of the dividends thereon, is equal to the market price of the Company’s common stock on the date of sale of the Series A Preferred Stock, (ii) the fixed conversion price of the March 2023 Note represents a substantial premium to the market price of the Company’s common stock on the date of sale of the March 2023 Note, (iii) the floating price used for any payment of Installment Amounts represents a reasonable discount to the prevailing market price of the Company’s common stock at the time of any such payment, and the floating price is subject to a reasonable minimum price, and (iv) the payment of interest and principal of the March 2023 Note in shares of common stock, and the right of the holder to convert the March 2023 Note, allows the Company to preserve liquidity for other corporate purposes, including the payment of costs and expenses necessary for the commercialization of its products.

Effects if the Stock Issuance Proposals Are Approved

The additional shares of common stock that would be issuable to the holders of the Series A Preferred Stock and to the holder of the March 2023 Note would have the same rights and privileges as the shares of the Company’s currently authorized common stock. The issuance of the shares pursuant to the Series A Preferred Stock and the March 2023 Note will not affect the rights of the holders of outstanding common stock, but such issuances will have a dilutive effect on the existing stockholders, including on the voting power and economic rights of the existing stockholders, and may result in a decline in the price of the Company’s common stock or in greater price volatility. See “Description of Capital Stock” below. If the stockholders approve this proposal, the Company will be able to issue shares of its common stock in excess of 19.99% of the Company’s outstanding shares of common stock as of March 31, 2023, including upon conversion from time to time of the Series A Preferred Stock and in satisfaction of all Installment Amounts due under the March 2022 Notes (subject to satisfaction of the Equity Conditions).

The March 2023 Note provides that the holder is prohibited from converting the note to the extent the holder would beneficially own more than 9.99% of the Company’s outstanding shares of common stock after such conversion or payment. Similarly, the Series A Preferred Stock provides that a holder will not have the right to receive dividends or convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to the receipt of dividends or the conversion, the holder would beneficially own in excess of 4.99% of the Company’s outstanding common stock (or, upon election of the holder, 9.99% of the Company’s outstanding common stock). Unlike Nasdaq Rule 5635(d) and the corresponding provisions of the Series A Preferred Stock and the March 2023 Note, which limit the aggregate number of shares the Company may issue to holders of the Series A Preferred Stock and the March 2023 Note, this beneficial ownership limitation limits the number of shares a holder may beneficially own at any one time. Consequently, the number of shares the holder may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of common stock increases over time. In addition, the holder may sell some or all of the shares it receives under the Series A Preferred Stock or the March 2023 Note, permitting it to acquire additional shares in compliance with the beneficial ownership limitation. The Company is not seeking stockholder approval to lift such ownership limitation. Because of the beneficial ownership limitation, Nasdaq Listing Rule 5635(b), which requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company, is not implicated. Generally, Nasdaq considers a change of control to have occurred when, as a result of an issuance, an investor would own, or have the right to acquire, 20% or more of the Company’s outstanding shares of common stock and such ownership is the largest ownership position.

Effects if the Stock Issuance Proposals Are Not Approved

The Company is not seeking the approval of its stockholders to authorize its entry into the Series A Subscription Agreements or the March 2023 Note SPA, and the related documents, or to issue the Series A Preferred Stock or the March 2023 Note, as the Company has already done so and such documents already are binding obligations of the Company. The failure of the Company’s stockholders to approve this proposal will not negate the existing terms of the documents, which will remain a binding obligation of the Company.

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If the stockholders do not approve this proposal, the Company will be unable to issue in excess of 19.99% of the Company’s outstanding shares of common stock as of immediately prior to the transactions. As a result, the Company may not be able to satisfy all conversions under the Series A Preferred Stock. In addition, the Company may be required to repay its obligations under the March 2023 Note in cash, rather than by the payment of Installment Amounts in shares of common stock. The Company’s ability to successfully implement its business plans and ultimately generate value for its stockholders is dependent upon its ability to raise capital and satisfy its ongoing business needs. If the Company is required to repay its obligations under the March 2023 Note in cash rather than common stock, the Company may not have the capital necessary to fully satisfy its ongoing business needs, the effect of which would adversely impact future operating results, and result in a delay in or modification or abandonment of its business plans. Additionally, it may be necessary for the Company to acquire additional financing in order to repay the obligations under the March 2023 Note in cash, which financing may not be available on advantageous terms and which may result in the incurrence of additional transaction expenses.

In addition, if the Company’s stockholders do not approve this proposal, under the March 2023 Note SPA, the Company will be required to seek stockholder approval of this proposal on a quarterly basis until it obtains such approval. As such, failure to obtain stockholder approval of this proposal will require the Company to incur the costs of holding one or more additional stockholder meetings until it obtains such approval.

Required Vote and Recommendation

Approval of each of the Stock Issuance Proposals requires the affirmative vote of a majority of the shares of the Company’s common stock represented in person or by proxy at the meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” these proposals. Broker non-votes will not have any effect on the vote with respect to these proposals.

PAVmed, as the owner of a majority of the Company’s common stock, can control the outcome of this proposal. PAVmed indicated it intends to vote in favor of both proposals and has agreed to vote in favor of the issuance of shares of the Company’s common stock under the March 2023 Note. See “The Stock Issuance Proposals—The March 2023 Note Offering—Ancillary Agreements” above.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE STOCK ISSUANCE PROPOSALS.

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THE ACCOUNTANT RATIFICATION PROPOSAL

The Board has appointed Marcum to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. At the Annual Meeting, stockholders will vote on a proposal to ratify this appointment.

Marcum has served as the Company’s independent registered public accounting firm since the fiscal year ended December 31, 2021. While stockholder ratification of the Board’s decision to retain Marcum is not required by the Company’s bylaws or otherwise, the Board has chosen to submit that selection to the Company’s stockholders for ratification. If the Company’s stockholders fail to ratify the selection, the Board may, but is not required to, reconsider whether to retain that firm. Additionally, even if the selection is ratified, the Board may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the fiscal year, if it determines that such a change would be in the best interests of the Company and its stockholders.

Marcum has advised the Company that the firm is independent with respect to the Company and its subsidiaries. The Company expects that representatives of Marcum will be present at the Annual Meeting to make statements and to respond to appropriate questions from the Company’s stockholders.

Independent Registered Public Accounting Firm’s Fees and Services

The following table sets forth the fees billed for or in the years ended December 31, 2022 and 2021 by Marcum, the Company’s principal accountant.

	Year Ended December 31,
	2022	2021
Marcum LLP
Audit Fees (1)	$397,000	$329,000
Audit-Related Fees (2)	—	—
Tax Fees(3)	—	—
All Other Fees	—	—
Total Fees	$397,000	$329,000

(1)	Audit fees consist of fees billed for professional services by the Company’s independent registered public accounting firm for audits and quarterly reviews of the Company’s consolidated financial statements during the years ended December 31, 2022 and 2021 and for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, including the issuance of consents in connection with registration statement filings with the SEC and comfort letters in connection with securities offerings.

(2)	Audit related fees represent the aggregate fees billed for assurance and related professional services rendered by the Company’s independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”

(3)	Tax fees represent the aggregate fees billed for professional services rendered by the Company’s independent registered public accounting firm for tax compliance, tax advice, and tax planning services.

The aggregate fees included in Audit Fees are those billed for the fiscal year. The aggregate fees included in the Audit-Related Fees and Tax Fees are those fees billed in the fiscal year.

Pre-Approval Policies and Procedures

The audit committee of the Board has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of the Company’s independent auditor. The Company may not engage its independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render service is entered into pursuant to the audit committee’s pre-approval policies and procedures. All accountant services and fees noted above were either approved in advance by the audit committee or rendered pursuant to such pre-approval policies and procedures.

Required Vote and Recommendation

Approval of the Accountant Ratification Proposal requires the affirmative vote of a majority of the shares of the Company’s common stock represented in person or by proxy at the meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will not have any effect on the vote with respect to this proposal.

PAVmed, as the owner of a majority of the Company’s common stock, can control the outcome of this proposal. PAVmed indicated it intends to vote in favor of this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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DESCRIPTION OF COMMON STOCK

In the discussion that follows, the Company has summarized selected provisions of the Company’s Certificate of Incorporation and bylaws and the Delaware General Corporation Law (the “DGCL”), as they relate to the Company’s common stock. This summary is not complete. This summary is subject to the relevant provisions of the DGCL and is qualified in its entirety by reference to the Company’s Certificate of Incorporation and bylaws. Please read the provisions of the Company’s Certificate of Incorporation and bylaws as currently in effect for provisions that may be important to you.

General

Under its Certificate of Incorporation, the Company is authorized to issue 100,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share. On March 7, 2023, the Company filed the Series A Certificate of Designations, which designated 20,000 shares of the preferred stock as Series A Preferred Stock.

As of April 25, 2023, 43,725,703 shares of the Company’s common stock were issued and outstanding (inclusive of shares of common stock underlying unvested restricted stock awards). In addition, as of such date:

●	5,052,458 shares of the Company’s common stock were issuable upon exercise of the Company’s outstanding stock options, at a weighted average exercise price of $2.19 per share;

●	9,774,032 shares of the Company’s common stock were issuable upon conversion of the Company’s Series A Convertible Preferred Stock, assuming the shares of Series A Preferred Stock were converted in full on such date at the current conversion price of $1.394 per share. The number of shares of common stock to be issued under the Series A Preferred Stock may be significantly greater than this amount, because dividends on the Series A Preferred Stock will be paid in shares of the Company’s common stock. See “The Stock Issuance Proposals—The Series A Offering” above; and

●	2,364,064 shares of the Company’s common stock were issuable upon conversion of the March 2023 Note, assuming the principal of the March 2023 Note and interest thereon were converted in full on such date at the current fixed conversion price of $5.00 per share. The number of shares of common stock to be issued under the March 2023 Note may be substantially greater than this amount, if the Company makes the amortization payments of principal and interest in shares of the Company’s common stock, because in such cases (and in certain other cases as described elsewhere in this proxy statement) the number of shares issued will be determined based on the then current market price (but in any event not more than fixed conversion price per share or less than a floor price). The Company cannot predict the market price of its common stock at any future date, and therefore, the Company is unable to accurately forecast or predict the total amount of shares that ultimately may be issued under the March 2023 Note. In addition, the number of shares issued under the March 2023 Note may be substantially greater if the Company voluntarily lowers the conversion price, which the Company is permitted to do pursuant to the terms thereof. See “The Stock Issuance Proposals—The March 2023 Note Offering” above.

In addition, as of April 25, 2023, 3,834,058 shares of the Company’s common stock reserved for issuance, but not subject to outstanding stock-based equity awards, under the 2018 Plan and 683,983 shares of the Company’s common stock were reserved for issuance, but not yet issued, under the ESPP. The number of shares available under the 2018 Plan will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to 6% of the total number of shares of the Company’s common stock outstanding on December 31st of the preceding calendar year, unless the Board provides for a lesser amount. Similarly, the number of shares available for issuance under the ESPP will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to the lesser of (a) 2% of the total number of shares of the Company’s common stock outstanding on December 31st of the preceding calendar year, and (b) 1,000,000 shares, unless the Board provides for a lesser amount.

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Furthermore, (i) in March 2022, the Company entered into a committed equity facility with an affiliate of Cantor Fitzgerald & Co., pursuant to which the affiliate committed to purchase up to $50 million in shares of the Company’s common stock (of which $48.2 million remains), from time to time at the Company’s request, at prices based on the current market price; (ii) in November 2022, the Company entered into an “at-the-market offering” for up to $6.5 million shares of the Company’s common stock (of which $6.2 million remains), that may be offered and sold under a controlled equity offering agreement between the Company and Cantor Fitzgerald & Co., (iii) in August 2022, the Company entered into a sixth amendment to the management services agreement with PAVmed, pursuant to which PAVmed may elect to receive payment of the monthly fee under the management services agreement in cash or in shares of the Company’s common stock, with such shares valued at a price based on the current market price; and (iv) in November 2022, the Company entered into a payroll and benefits expense reimbursement agreement with PAVmed, pursuant to which PAVmed will continue to pay certain payroll and benefit-related expenses on the Company’s behalf and the Company will reimburse PAVmed on a quarterly basis or at such other frequency as the parties may determine, in cash or, subject to approval by each of the Board, in shares of the Company common stock, or in a combination of cash and shares, with any such shares valued at a price based on the current market price.

As of April 25, 2023, 13,625 shares of Series A Preferred Stock were issued and outstanding.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. As of April 25, 2023, PAVmed owned approximately 72% of the Company’s outstanding common stock and is the Company’s controlling stockholder. Accordingly, PAVmed has the power to elect all the members of the Board and determine the outcome of all other matters submitted to a vote of the Company’s stockholders, without the consent of the Company’s other stockholders. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of common stock are entitled to receive dividends, if declared by the Board, out of funds that the Company may legally use to pay dividends. If the Company liquidates or dissolves, holders of common stock are entitled to share ratably in the Company’s assets once the Company’s debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. The Company’s common stockholders have no conversion, preemptive or other subscription rights, and no liquidation preference, and there are no sinking fund or redemption provisions applicable to the common stock. All shares of common stock that are outstanding are fully-paid and non-assessable.

Preferred Stock

The Board has the authority, without further action by the Company’s stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and sinking fund terms, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon the Company’s liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of the Companyor other corporate action. Although the Company does not currently intend to issue any additional shares of preferred stock, the Company cannot assure you that it will not do so in the future.

Series A Preferred Stock

The Series A Preferred Stock is senior to the common stock and any other class of the Company’s capital stock that is not by its terms senior to or pari passu with the Series A Preferred Stock.

Each share of Series A Preferred Stock is convertible at the option of the holder, subject to certain beneficial ownership limitations as set forth in the Series A Certificate of Designations and described below, into such number of shares of the Company’s common stock equal to the number of Series A Preferred Shares to be converted, multiplied by the Stated Value, divided by the conversion price in effect at the time of the conversion. The conversion price is $1.394, subject to adjustment in the event of stock splits, stock dividends, and similar transactions. In addition, the Series A Preferred Stock will automatically convert into shares of common stock, subject to certain beneficial ownership limitations as set forth in the Series A Certificate of Designations and described below, on March 7, 2025.

The holders of the Series A Preferred Stock are entitled to dividends payable as follows: a number of shares of common stock equal to 20% of the number of shares of common stock issuable upon conversion of the Series A Preferred Stock then held by such holder on each of March 7, 2024 and 2025. The holders of the Series A Preferred Stock also will be entitled to dividends, on an as-if-converted to shares of common stock basis, equal to, and in the same form as, dividends actually paid on shares of the common stock when, as, and if such dividends are paid on shares of the common stock.

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In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (or any Deemed Liquidation Event as defined in the Series A Certificate of Designations), the holders of shares of Series A Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into common stock immediately prior to such event.

Except as otherwise provided in the Series A Certificate of Designations or as otherwise required by law, the holders of outstanding shares of Series A Preferred Stock will have no voting rights.

Dividends

The Company has not paid any cash dividends on its shares of common stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of the Board. It is the present intention of the Board to retain all earnings, if any, for use in the Company’s business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

In addition, as long as the March 2023 Note is outstanding, the Company may not, directly or indirectly, redeem, or declare or pay any cash dividend or cash distribution on, any of its securities without the prior express written consent of the purchaser of the March 2023 Note. Furthermore, the Company’s common stock is junior to the Series A Preferred Stock with respect to dividends.

The Company is required to pay dividends on the Series A Preferred Stock in shares of the Company’s common stock as described above.

Anti-Takeover Provisions

Delaware law and the Company’s Certificate of Incorporation and bylaws contain certain provisions that could make it more difficult to acquire the Company by means of a tender offer or a proxy contest or otherwise, or to remove the Company’s incumbent officers and directors.

These provisions of Delaware law and the Company’s Certificate of Incorporation and bylaws could have the effect of preventing changes in the composition of the Company’s Board and management. These provisions may also have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of the Company’s common stock that often result from actual or rumored hostile takeover attempts. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the Company’s best interests, including transactions which provide for payment of a premium over the market price for the Company’s shares.

These provisions are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board. The Company believes that the benefits of the increased protection of the Company’s ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

The Company is subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. The Company has not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of the Company may be discouraged or prevented.

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Undesignated Preferred Stock

The ability of the Board, without action by the stockholders, to issue undesignated shares of preferred stock with voting or other rights or preferences as designated by the Board could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

Authorized Common Stock

The Company’s authorized but unissued shares of common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of common stock also could render more difficult or discourage an attempt to obtain control of a majority of the Company’s common stock by means of a proxy contest, tender offer, merger or otherwise.

Classified Board of Directors

The Board is divided into three classes. The number of directors in each class will be as nearly equal as possible. Directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The existence of a classified board may extend the time required to make any change in control of the Board when compared to a corporation with an unclassified board. It may take two annual meetings for the Company’s stockholders to effect a change in control of the Board, because in general less than a majority of the members of the Board will be elected at a given annual meeting. Because the Board is classified and the Company’s Certificate of Incorporation does not otherwise provide, under Delaware law, the Company’s directors may only be removed for cause.

Vacancies on the Board

The Company’s Certificate of Incorporation and bylaws provide that any vacancy occurring on the Board, including by reason of removal of a director, and any newly created directorship may be filled only by a majority of the remaining directors in office. This system of appointing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company’s company, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Company’s bylaws provide advance notice procedures for stockholders seeking to bring business before the Company’s annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. The Company’s bylaws also will specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude the Company’s stockholders from bringing matters before the Company’s annual meeting of stockholders or from making nominations for directors at the Company’s meetings of stockholders.

No Cumulative Voting; Special Meeting of Stockholders

Stockholders will not be permitted to cumulate their votes for the election of directors. Furthermore, special meetings of the Company’s stockholders may be called only by Chief Executive Officer, the Company’s President, the Board, or a majority of the Company’s stockholders.

Exclusive Forum Selection

The Company’s Certificate of Incorporation requires, to the fullest extent permitted by law, subject to limited exceptions, that derivative actions brought in the Company’s name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel in any action brought to enforce the exclusive forum provision. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock shall be deemed to have notice of and consented to the forum provisions in the Company’s Certificate of Incorporation.

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Notwithstanding the foregoing, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision provides that the Court of Chancery and the federal district court for the District of Delaware will have concurrent jurisdiction over any action arising under the Securities Act or the rules and regulations thereunder, and the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder or any other claim for which the federal courts have exclusive jurisdiction. To the extent the exclusive forum provision restricts the courts in which the Company’s stockholders may bring claims arising under the Securities Act and the rules and regulations thereunder, there is uncertainty as to whether a court would enforce such provision. Investors cannot waive compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Although the Company believes this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers and increasing the cost to stockholders of bringing such lawsuits.

Listing of the Common Stock

The Company’s common stock is approved for trading on the Nasdaq Global Market under the symbol LUCD.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table sets forth the name, age and position of each of the Company’s executive officers and directors immediately after the Annual Meeting, assuming the election of the management’s nominees at the Annual Meeting.

Name	Age	Position
Lishan Aklog, M.D.	57	Chairman and Chief Executive Officer
Dennis M. McGrath	66	Chief Financial Officer
Shaun M. O’Neil	41	Chief Operating Officer
Michael A. Gordon	49	General Counsel and Secretary
Stanley N. Lapidus	74	Vice Chairman and Director
James L. Cox, M.D.	80	Director
Jacque J. Sokolov, M.D.	68	Director
Ronald M. Sparks	68	Director
Debra J. White	61	Director

The Board is divided into three classes, Class A, Class B and Class C. Currently, there are two directors in Class A, Jacque J. Sokolov, M.D. and Stanley N. Lapidus, whose terms expire at the 2025 annual meeting of stockholders, two directors in Class B, Ronald M. Sparks and James L. Cox, M.D., whose terms expire at the Annual Meeting, and two directors in Class C, Lishan Aklog, M.D. and Aster Angagaw, whose terms expire at the 2024 annual meeting of stockholders.

Executive Officers

Lishan Aklog, M.D. has served as the Company’s Chairman and Chief Executive Officer since the consummation of the Company’s initial public offering. He served as the Company’s Executive Chairman from the Company’s inception until such time. Dr. Aklog co-founded and has served as Chairman and Chief Executive Officer of the Company’s parent, PAVmed (Nasdaq: PAVM), since its inception in June 2014, and as Executive Chairman of its other majority-owned subsidiary, Veris Health Inc., since its inception in May 2021. He also has served as a co-founding Partner of both Pavilion Holdings Group (“PHG”), a medical device holding company, since its inception in 2007 and Pavilion Medical Innovations (“PMI”), a venture-backed medical device incubator, since its inception in 2009. He has served on the Board of Directors and the Audit Committee of Contrafect Inc. (Nasdaq: CFRX) since June 2020, and on the Board of Directors of the Advanced Medical Technology Association (AdvaMed), the world’s leading medical technology trade association since February 2021. He previously served on the Board of Directors and as Chair of the Audit Committee of Viveon Health Acquisition Corp. (NYSE: VHAQ) from September 2020 to April 2021, and as Chairman and Chief Technology Officer of Vortex Medical Inc., a PHG portfolio company, from its inception in 2008 until it was acquired by AngioDynamics Inc. (Nasdaq: ANGO) in October 2012. Dr. Aklog has served as a consultant to numerous medical technology companies including Biomet Inc., now Zimmer Biomet (NYSE: ZBH), from 2009 to 2017, AngioDynamics, from 2012 to 2016, Edward Lifesciences Corp. (NYSE: EW), from 2007 to 2012, On-X Life Technologies Inc., now CryoLife Inc. (NYSE: CRY), from 2009 to 2012 and Atricure Inc. (Nasdaq: ATRC) from 2007 to 2016. He also previously served on the Scientific Advisory Boards of numerous leading medical device companies, including Medtronic Inc. (NYSE: MDT), St. Jude Medical Inc., now Abbott Laboratories (NYSE: ABT), Guidant Cardiac Surgery, now, Getinge AB, and Cardiovations, then, a division of Johnson & Johnson (NYSE: JNJ). Dr. Aklog is an inventor on 35 issued patents and dozens of patent applications, including the patents of Vortex Medical’s AngioVac system and the majority of the PAVmed’s products. His patents have been honored by the Boston Museum of Science and the Boston Patent Lawyers Association. Prior to transitioning to a full-time career as an entrepreneur and executive in the life sciences industry in 2012, Dr. Aklog had a distinguished academic and clinical career as a technological innovator in cardiac surgery serving as Associate Professor of Surgery, Chief of Cardiovascular Surgery and Chair of The Cardiovascular Center at St. Joseph’s Hospital and Medical Center’s Heart and Lung Institute in Phoenix, Arizona from 2006 to 2012, Assistant Professor of Cardiothoracic Surgery, Associate Chief of Cardiac Surgery, Director of Minimally Invasive Cardiac Surgery, Surgical Director of the Cardiothoracic Intensive Care Unit, and Associate Director of the Thoracic Surgery Residency Program at Mount Sinai Medical Center in New York, from 2006 to 2012, and Assistant Professor of Surgery at Harvard Medical School, Director of the Cardiac Surgery Research Laboratory and an attending cardiac surgeon at Brigham and Women’s Hospital in Boston from 1999 to 2002. Dr. Aklog received his clinical training in general and cardiothoracic surgery at Brigham and Women’s Hospital and Boston Children’s Hospital, during which he spent two years as the Medtronic Research Fellow at Harvard Medical School’s Cardiac Surgery Research Laboratory. He was awarded the American Association of Thoracic Surgery Traveling Fellowship pursuant to which he received advanced training in heart valve surgery under renowned cardiac surgeons Sir Magdi Yacoub at Harefield Hospital in London and Professor Alain Carpentier at L’Hopital Broussais in Paris. Dr. Aklog is a co-author on 38 peer-reviewed articles and 10 book chapters and has served on the Editorial Board of the Journal of Cardiothoracic Surgery since 2006. He is a member of numerous professional societies and was elected to the American Association of Thoracic Surgery in 2011. He served on the Board of Directors of the International Society for Minimally Invasive Cardiothoracic Surgery from 2006 to 2009 and as President of the 21st Century Cardiothoracic Surgery Society in 2011. Dr. Aklog was recognized as one the Top Healthcare Technology CEOs of 2021 by Healthcare Technology Report and as one of America’s Top Doctors in the Castle Connolly Guide from 2002 to 2013. He serves as Chairman of the Board of Boston ECG Project Charitable Foundation, and on the International Board of Directors and New York Executive Committee of Human Rights Watch. Dr. Aklog received his A.B. degree, magna cum laude, in Physics from Harvard University, where he was elected to Phi Beta Kappa and his M.D. degree, cum laude with a dissertation in the field of molecular genetics, from Harvard Medical School. The Company believes Dr. Aklog is well-qualified to serve on the Board due to his extensive experience in founding and building medical device companies, his distinguished career as an academic cardiac surgeon, his recognition as a thought leader and innovator both as a surgeon and a medical device entrepreneur and his widespread relationships in the healthcare and medical device communities.

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Dennis M. McGrath has served as the Company’s Chief Financial Officer since its inception. Until the consummation of the Company’s initial public offering, he served as a director of the Company. Mr. McGrath also has served as President of the Company’s parent, PAVmed (Nasdaq: PAVM), since March 2019 (having served as Executive Vice President from March 2017 to March 2019), as PAVmed’s Chief Financial Officer since March 2017, and as a member of the Board of Directors of its other majority-owned subsidiary, Veris Health Inc., since its inception in May 2021. Previously, from 2000 to 2017 Mr. McGrath served in several senior level positions of PhotoMedex, Inc. (then Nasdaq: PHMD, now Nasdaq: FCRE), a global manufacturer and distributor of medical device equipment and services, including from 2011 to 2017 as director, President, and Chief Financial Officer. Prior to PhotoMedex’s reverse merger with Radiancy, Inc in December 2011, he also served as Chief Executive Officer from 2009 to 2011 and served as Vice President of Finance and Chief Financial Officer from 2000 to 2009. He received honors as a P.A.C.T. (Philadelphia Alliance for Capital and Technology) finalist for the 2011 Investment Deal of the Year, award winner for the SmartCEO Magazine 2012 CEO of the Year for Turnaround Company, and finalist for the Ernst & Young 2013 Entrepreneur of the Year. He has extensive experience in mergers and acquisitions, both domestically and internationally, and particularly involving public company acquisitions, including Surgical Laser Technologies, Inc, (formerly, Nasdaq: SLTI), ProCyte Corporation (formerly, Nasdaq: PRCY), LCA Vision, Inc. (formerly, Nasdaq: LCAV) and Think New Ideas, Inc. (formerly, Nasdaq: THNK). Prior to PhotoMedex, he served in several senior level positions of AnswerThink Consulting Group, Inc. (then, Nasdaq: ANSR, now, The Hackett Group, Nasdaq: HCKT), a business consulting and technology integration company, including from 1999 to 2000 as Chief Operating Officer of the Internet Practice, the largest division of AnswerThink Consulting Group, Inc., while concurrently during the merger of the companies, serving as the acting Chief Financial Officer of Think New Ideas, Inc. (then, Nasdaq: THNK, now, Nasdaq: HCKT), an interactive marketing services and business solutions company. Mr. McGrath also served from 1996 until 1999 as Chief Financial Officer, Executive Vice President, and director of TriSpan, Inc., an internet commerce solutions and technology consulting company, which was acquired by AnswerThink Consulting Group, Inc. in 1999. During his tenure at Arthur Andersen & Co., where he began his career, he became a Certified Public Accountant in 1981 and he holds a B.S., maxima cum laude, in accounting from LaSalle University. In addition to continuing as a director of PhotoMedex (now Gadsden Properties, Inc., Nasdaq: GADS), he serves as the audit chair, compensation chair, and a director of several medical device companies, including DarioHealth Corp. (Nasdaq: DRIO), Cagent Vascular, LLC, BioVector, Inc. and Citius Pharmaceuticals, Inc. (Nasdaq: CTXR). Formerly from 2007 to 2009, Mr. McGrath served as a director of Embrella Cardiovascular, Inc. (sold to Edwards Lifesciences Corporation, NYSE: EW). He also serves on the Board of Visitors for Taylor University and as Chairman of the Board of Trustees of Manor College.

Shaun M. O’Neil has served as the Company’s Executive Vice President and Chief Operating Officer since March 2022. Previously, from July 2018 to March 2022, he served as the Company’s Chief Commercial Officer, where he oversaw the build out of the commercial operations, including sales strategy, market access, clinical support, and national marketing activities. Additionally, Mr. O’Neil was responsible for the negotiation and integration of the acquisition of certain key assets from PacificDx (subsidiary of ResearchDx), a CLIA/CAP certified lab operator, which formed the foundation of the Company’s own laboratory, known as LucidDx Labs. Mr. O’Neil also has served as Executive Vice President and Chief Operating Officer of the Company’s parent, PAVmed (Nasdaq: PAVM), since February 2022. Previously, from July 2018 to February 2022, he served as Chief Commercial Officer and Executive Vice President of Business Development of PAVmed. From June 2011 to June 2018, Mr. O’Neil served in various positions at Angiodynamics (Nasdaq: ANGO). From June 2011 to May 2013, he served as a Product Manager for the Peripheral Vascular Division, overseeing the Thrombus Management portfolio and the marketing lead on the acquisition of Vortex Medical. From May 2013 to June 2014, he served as a Senior Product Manager, Peripheral Vascular and previously serving in a sales leadership role as a Regional Business Manager from June 2014 to July 2018. During his tenure at Angiodynamics, Mr. O’Neil held increasing levels of responsibility, lead due diligence on multiple acquisition targets, managed both up and downstream marketing activities, managed a national team of clinical specialists and a sales team focused on selling to multiple clinical targets, including Interventional Radiology, Interventional Cardiology, Vascular Surgery, and Cardiothoracic Surgery. He was instrumental in launching the AngioVac system which has become the standard of care for minimally invasive removal of undesirable intravascular material from the right side of the heart. From October 2005 to July 2011, Mr. O’Neil held various roles at Aycan Medical Systems where he was responsible for launching multiple novel proprietary solutions, including a vendor neutral DICOM archive and apple based medical imaging post processing station that included multi-modality post-processing workstations with specific focus in Mammography, Nuclear Medicine, Oncology, Vascular Surgery (AAA planning), Dynamic MRI/CT, that included Teleradiology and Dictation services. Mr. O’Neil received his bachelor’s in business administration from Alfred University and master of business administration from Rochester Institute of Technology.

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Michael A. Gordon has served as the Company’s and its parent company PAVmed’s General Counsel and Secretary since May 2022. Previously, from October 2006 to May 2022, he was a member of the corporate department of the law firm Friedman Kaplan Seiler & Adelman LLP, where he was a partner from January 2013 through May 2022, and a member of the firm’s management committee from January 2019 through May 2022. While at Friedman Kaplan, Mr. Gordon represented the Company and PAVmed in a range of M&A, financing and other corporate and commercial transactions, and also advised the companies and their boards on corporate governance matters. Prior to joining Friedman Kaplan, Mr. Gordon was a corporate associate with the law firm Cravath Swaine & Moore LLP. Mr. Gordon received his J.D. from Fordham University School of Law, where he graduated magna cum laude in 2004, and his A.B. in Economics from Dartmouth College, where he graduated cum laude in 1996.

Directors

In addition to Dr. Aklog, the following individuals will serve as directors of the Company immediately after the Annual Meeting, assuming the election of the management’s nominees at the Annual Meeting.

Stanley N. Lapidus has served as the Company’s lead Strategic Advisor since June 2020 and as the Company’s Vice-Chairman and a member of the Board since July 2021. Mr. Lapidus is a medical diagnostics pioneer and prominent medical technology advisor who brings more than three decades of experience founding, leading, and advising breakthrough diagnostic companies. He founded and led two noteworthy cancer early detection startup companies, Exact Sciences Corp. (Nasdaq: EXAS) and Cytyc Corp. (Nasdaq: CYTC, acquired by Hologic, Nasdaq: HOLX). Cytyc revolutionized early detection in cervical cancer, preventing countless deaths through its ThinPrep pap test which he invented. Exact Sciences, whose Cologuard test revolutionized early detection in colon cancer, became the fastest growing start-up medical diagnostics company in the history of the industry. Mr. Lapidus serves as Chairman of the boards of directors of Binx Health, a provider of point-of-care diagnostics tests, since January 2018 and Mirvie, a maternal-fetal health diagnostic company, since June 2018. He serves as a member of the boards of directors of Glympse Bio, a biotechnology company which uses bioengineered sensors to track disease activity since September 2018 and he serves on the board of PathAI, an AI-based pathology company, since November 2017. He currently serves as Chairman of Mercy Bioanalytics, a company developing early detection tests for cancer based on exosomes and serves as a director of Droplet Biosciences, a company developing technology for detecting early recurrence of cancer. He has served as an Executive-in-Residence at the University of Colorado Anschutz Medical Campus since November 2017, and as a Co-Founding Pillar of Pillar VC since March 2016. Mr. Lapidus previously served as co-founder, President and Chief Executive Officer of SynapDx, a diagnostic company focused on laboratory tests for autism, from June 2009 to December 2016, and Helicos BioSciences Corp., a DNA sequencing company, from 2003 to 2010. He founded Exact Sciences and served as President & Chief Executive Officer and then Chairman from 1995 to 2006. He founded Cytyc Corp. and served as President from 1987 to 1994. Mr. Lapidus received his B.S. in Electrical Engineering from the Cooper Union in New York City. He served as an instructor at the Massachusetts Institute of Technology from 2002 to 2017, was elected as a Fellow of the American Institute of Medical and Biological Engineering in 2014 and is an inventor on 37 US patents. The original prototypes of his ThinPrep invention are part of the collection of historically significant objects at the Smithsonian’s National Museum of American History. The Company believes Mr. Lapidus is well-qualified to serve on the Board due to his extensive experience in founding and building diagnostic companies, his recognition as a thought leader and innovator as a diagnostic and medical device entrepreneur and his widespread relationships in the healthcare and diagnostic communities.

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James L. Cox, M.D. has served as a member of the Board since the Company’s inception. Dr. Cox also has served as a member of the board of directors of the Company’s parent, PAVmed (Nasdaq: PAVM), since January 2015. Dr. Cox is a cardiac surgeon, scientific investigator and medical device entrepreneur who pioneered the field of surgical intervention for cardiac arrhythmias, including the eponymous Cox-Maze procedure for the treatment of atrial fibrillation. He has served as Surgical Director of the Center for Heart Rhythm Disorders at the Bluhm Cardiovascular Institute since January 2017, and Professor of Surgery at the Feinberg School of Medicine at Northwestern University since September 2018 (having served as Visiting Professor of Surgery since January 2017. From 1983 to 1997, Dr. Cox served as Professor of Surgery and Chief of the Division of Cardiothoracic Surgery at Washington University School of Medicine and Cardiothoracic Surgeon-in-Chief at Barnes Hospital in St. Louis. During this tenure, he became the first Evarts A. Graham Professor of Surgery and Vice-Chair of the Department of Surgery. From 2005 to December 2016, Dr. Cox was the Emeritus Evarts A. Graham Professor of Surgery at Washington University in St. Louis. Dr. Cox was also previously Professor and Chairman of the Department of Thoracic and Cardiovascular Surgery at Georgetown University Medical Center and Associate Professor of Surgery at Duke University Medical Center. Dr. Cox has had a distinguished and highly productive academic career. He has published over 380 peer-reviewed scientific articles and has served on the editorial boards of numerous journals, including Circulation, the Journal of Thoracic and Cardiovascular Surgery, the Annals of Surgery, and the Journal of Electrophysiology. His laboratory has received continuous NIH funding for its research on the surgical treatment of cardiac arrhythmias. Dr. Cox has served in leadership positions at numerous professional organizations. He was the 81st President of the American Association of Thoracic Surgery and a director of the American Board of Thoracic Surgery. He has been invited to lecture and perform surgery as a visiting professor at hundreds of institutions around the world. He has received numerous awards and honors for his clinical and scientific work, most notably as one of 30 “Pioneers in Thoracic and Cardiovascular Surgery” at a ceremony commemorating the 50th anniversary of the specialty. He is the only person to ever receive the Distinguished Scientist Awards from the Heart Rhythm Society, the Society of Thoracic Surgeons, and the American Society for Thoracic Surgery. He was the 2020 recipient of the American College of Surgeons’ Jacobson Innovation Award. Dr. Cox holds over 30 issued patents. He has been instrumental in the development of six medical device companies, including Epicor Medical, which was acquired by St. Jude Medical in 2004 for $200 million, and 3F Therapeutics (co-founder and board member), which was acquired in 2006 by ATS Medical for $40 million, ATS Medical (Medical Director), which was acquired by Medtronic in 2010 for $370 million, and Harpoon Medical (board member), which was acquired by Edwards LifeSciences in 2017 for $250 million. Dr. Cox has served on numerous scientific advisory boards, including Medtronic, St. Jude Medical, Atricure, SentreHEART and CorMatrix, and has served on the Board of Directors of 5 different companies. He is also the Founder and Chairman of the Board of Directors of the World Heart Foundation, a not-for-profit organization devoted to improving access to cardiac surgery, which was active in over 75 developing countries around the world from 2000 to 2012. Dr. Cox received his general and cardiothoracic surgical training at Duke University School of Medicine, during which time he spent two years in the U.S. Army Medical Corps. Dr. Cox received his M.D. from the University of Tennessee, where he received the Alpha Omega Alpha Distinguished Graduate Award as the outstanding student in his class. The Company believes Dr. Cox is well-qualified to serve on the Board due to his distinguished career as a world-renowned cardiac surgeon and scientific investigator, his recognition as a thought leader and innovator both as a surgeon and medical device entrepreneur, his extensive experience in the medical device industry and his widespread relationships in all segments of the healthcare community.

Jacque J. Sokolov, M.D. has served as a member of the Board since April 2021. He co-founded and has served Chairman and Chief executive Officer of SSB Solutions, Inc., a diversified healthcare management, development, and financial services company, since its inception in 1997. Following his formal training as an academic cardiologist, Dr. Sokolov has had the opportunity to serve as board director, corporate officer, and advisor, in multiple healthcare sectors including health plans, large employers, hospitals and hospital systems, physician practice management organizations, group practices, clinically integrated and accountable care organizations (CIOs/ACOs), life sciences companies, as well as private equity and venture capital firms. He started his career as Vice President for Healthcare and Chief Medical Officer for Southern California Edison Corporation (NYSE: EIX). Dr. Sokolov currently serves or has served in multiple board capacities for public and private companies, including Hospira (NYSE: HSP), MedCath (Nasdaq: MDTH), and PhyAmerica (NYSE: ERDR), Veterans Accountable Care Group (VACG), GlobalMed, SMG Holding Company, MyHealthDirect, NeuLife Neurological Services LLC (NeuLife), IntelaTrak, PCA Holdings, Calviri and SSB Solutions/HCDG, as well as non-profit organizations, including Phoenix Children’s Hospital, The Health Futures Council at ASU, The National Health Foundation, the American College of Medical Quality, the National Fund for Medical Education, the National Business Group on Health and the White House Health Project. He has worked with over one hundred healthcare companies to develop value-based solutions in evolving markets including multiple health insurance plans, physician organizations, and government entities. The Company believes Dr. Sokolov is well-qualified to serve on the Board due to is to his distinguished career in multiple healthcare sectors, his recognition as a thought leader in healthcare delivery, regulatory compliance, and quality.

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Ronald M. Sparks has served as a member of the Board since October 2021. He also has served as a member of the board of directors of the Company’s parent, PAVmed (Nasdaq: PAVM), since January 2015. Mr. Sparks has more than 42 years of executive experience in the medical device industry and has launched over 50 products across a wide spectrum of specialties, including orthopedics, endoscopy, wound management, cardiology, interventional radiology, diagnostic imaging, ophthalmology, and otology. From 2007 to October 2013, he served as a Healthcare Industry Executive at Avista Capital Partners, a private equity firm. Mr. Sparks served as Chairman and Chief Executive Officer of Navilyst Medical Inc., which was formed by Avista Capital to acquire the fluid management and venous access business units of Boston Scientific, from its inception in 2008 until its acquisition in May 2012 by AngioDynamics for $372.0 million. From 2003 to 2007, he served as President, Chief Executive Officer, and a director of Accellent, a market-leading provider of outsourced precision manufacturing and engineering services to the medical device industry. Accellent was a portfolio company of DLJ Merchant Banking Partners and was acquired in 2005 by KKR and Bain Capital. During his tenure at Accellent, he was recognized as the Credit Suisse/DLJ Merchant Bank 2005 CEO of The Year. From 1986 to 2003, he served in various leadership roles at Smith & Nephew as a member of the Group Executive Committee, President of the Endoscopy Division, President of the Wound Management Division and Vice President of Finance. Earlier in his career, he served in various finance roles at Richards Medical, Dyonics and Union Carbide Imaging. Mr. Sparks is a fellow of the American Sports Medicine Institute, a Trustee of the Arthroscopy Association of North America Education Foundation and Honorary Lifetime Member of the International Society of Arthroscopy, Knee Surgery and Orthopedic Sports Medicine. He has previously served on numerous boards and industry councils, including AdvaMed, the National Subacute Care Association, the American College of Foot and Ankle Surgeons, the American Council of Orthopedic Surgeons, and the Society of Interventional Radiology. Mr. Sparks received his B.S. in Finance and Accounting from the University of Massachusetts and attended the INSEAD Advanced Management Program at the European Institute of Business Administration in Fontainebleau, France. The Company believes Mr. Sparks is well-qualified to serve on the Board due to his executive leadership roles at numerous medical device companies, his history of launching over 50 new medical device products in 16 years, his extensive experience in acquiring and integrating 14 medical device companies over 15 years, his execution of public financings, and his strong relationships in the medical community and with private equity and investment banking firms active in the medical device space.

Debra J. White has served as a director since August 2022. She also has served as a member of the board of directors of the Company’s parent, PAVmed (Nasdaq: PAVM), since April 2021. Ms. White is a prominent UK-based global industry executive with broad business leadership experience, including as a chief executive, financial executive, public company director and strategic consultant, in multiple sectors in Europe and the United States, including the healthcare services, molecular genetics and biopharmaceutical industries. She served as interim Chief Human Resources Officer of BT Group, plc (OTCMKTS: BTGOF), a British multinational telecommunications holding company with operations in around 180 countries, from October 2021 through December 2022. She also has served on the board of directors of Howden Joinery Group PLC (LSE: HWDN), a UK-headquartered FTSE250 multinational building trade supplier with 10,000 employees and over $2 billion in revenue since February 2017, and sits on its Audit, Renumeration and Nominating Committees. She has served as a trustee of Wellbeing of Women, a UK charity which invests in medical research and development of specialist clinicians in women’s health, since March 2013. From September 2020 to March 2021, Ms. White served as a strategic consultant to Oxford Nanopore Technologies Ltd., a UK-based biotechnology company which develops and commercializes DNA/RNA sequencing technologies, advising it on product and go-to-market strategy for its emerging Oxford Nanopore Diagnostics business unit. Early in the COVID-19 pandemic, from March 2020 to July 2020, Ms. White worked with the UK Department of Health and Social Care to help establish COVID-19 testing facilities across the nation. From September 2017 to December 2019, Ms. White served as Group CEO of Interserve Group (LSE: IRV), a UK-headquartered multinational group of support services and construction companies with 75,000 employees and over $4 billion in revenue, during a challenging period which required her to implement complex strategic financing and operational programs prior to its restructuring and sale to its creditors. From January 2004 to August 2017, Ms. White served in various senior executive roles at Sodexo SA (Euronext: SW), a Paris-headquartered multinational diversified services company with 440,000 employees and over $20 billion in revenue, including as Chief Financial Officer and later Chief Executive Officer – Sodexo UK & Ireland, Group Senior VP Strategic Projects, Senior VP and Chief Financial Officer – Sodexo North America, an $8 billion revenue subsidiary, and finally as Executive Board member and Global Chief Executive Officer – Healthcare and Government, two global businesses with a combined 100,000 employees and over $7 billion in revenue. While at Sodexo, she served on its global body that promoted the development of women across the company and was inducted into the Women 1st Top 100 Club, a network of the most influential women in the industry, which highlights the role models and leaders who have achieved success at the highest levels. From 2000 to 2003 she served as a Director at PWC Consulting advising a range of industries, including pharmaceuticals, on integration, financial performance improvement and post-merger integration. From 1987 to 2000, Ms. White served in various financial and strategic roles at AstraZeneca (LSE: AZN) a UK-headquartered, multinational pharmaceutical and biotechnology company, including Head of Finance – Manufacturing, Head of Internal Audit – Zeneca Pharmaceuticals, Controller – Specialty Chemicals, Controller – Corporate Operations and Senior VP Global Merger Integration. She began her career as a senior tax advisor at Arthur Andersen & Co. Ms. White received her master’s degree in Economics from Cambridge University, Cambridge UK. The Company believes Ms. White is well-qualified to serve on the Board due to her extensive executive leadership experience, including financial and strategic roles at numerous global companies, including in healthcare services the life sciences industry, her experience as a public company director, her relationships with financial firms active in Europe and the U.S, her commitment to promoting health during the Covid-19 pandemic and her role as a champion and role model for women executives.

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Family Relationships

There are no family relationships among any of the Company’s directors or executive officers.

Conflicts of Interest

Certain of the Company’s officers and directors have fiduciary obligations to other companies and organizations engaged in medical device business activities. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with the Company’s business.

PAVmed. Certain of the Company’s directors and officers, including Dr. Aklog, Mr. McGrath, Mr. O’Neil, Mr. Gordon, Dr. Cox, Mr. Sparks and Ms. White, also serve as directors and officers of PAVmed, the Company’s parent. PAVmed also operates in the medical device industry. As a result, PAVmed may produce devices that compete directly or indirectly with the Company’s products. The Company’s Certificate of Incorporation includes provisions that delineate the directors’ and officers’ duties, as follows:

●	the Company renounces any interest or expectancy in, or being offered an opportunity to participate in, any business opportunities, that are presented to the Company’s officers, directors, employees or stockholders, or affiliates thereof, who are also officers, directors, employees or stockholders of PAVmed or affiliates thereof (each of whom is referred to herein as “PAVmed Party”) and in which a PAVmed Party may have an interest or expectancy (each of which opportunities is referred to herein as “PAVmed Opportunity”), except as may be prescribed by any written agreement between the Company and PAVmed approved by the Board; and

●	no PAVmed Party will be liable to the Company or its stockholders for monetary damages for breach of any fiduciary duty by reason of a PAVmed Party pursuing or acquiring any PAVmed Opportunity.

The Company and PAVmed have agreed that no PAVmed Party will pursue any opportunity related to commercializing the EsoGuard diagnostic test and the EsoCheck cell collection device or developing and commercializing other products that use or enhance the same underlying technology (“Lucid Business”).

As a result of the foregoing, a potential business opportunity may be presented by certain members of the Company’s management team to a PAVmed Party prior to its presentation to the Company and the Company may not be afforded the opportunity to engage in such a transaction. In addition, if any PAVmed Party becomes aware of a potential business opportunity that is a PAVmed Opportunity (other than an opportunity relating to Lucid Business), including any such opportunity relating to any other diagnostic test or medical device, he or she will be entitled to present those opportunities to another PAVmed Party prior to presenting them to the Company. Accordingly, any conflicts of interest among the Company and its officers, directors, stockholders, or their affiliates, including PAVmed and certain of its officers and directors, relating to business opportunities may not be resolved in the Company’s favor, and in cases where the business opportunity is a PAVmed Opportunity and it is presented to another PAVmed Party, the Company has waived its right to monetary damages in the event of any such conflict.

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Outside Directorships. Dr. Aklog serves on the board of directors of Contrafect Inc., and Mr. McGrath serves on the board of directors of DarioHealth Corp., Cagent Vascular, LLC, BioVector, Inc. and Citius Pharmaceuticals, Inc. Accordingly, each of them may have a fiduciary responsibility to these companies on the boards of which they serve to present certain business opportunities within their respective specific lines of business (although currently, none of such companies are engaged in the same lines of business in which the Company and its subsidiaries currently operate). Other directors also serve on the boards or hold officer positions with other companies. Accordingly, each of them may have a fiduciary responsibility as well to these companies to present certain business opportunities within their respective lines of business.

Other Ventures. Dr. Aklog is an affiliate of PHG and PMI. Despite this affiliation, there is no potential conflict with him presenting corporate opportunities to these entities over the Company. PHG is a holding company which holds their stakes in existing entities but does not invest in new companies. Its operating agreement explicitly states that they do not have an obligation to present corporate opportunities to PHG. Similarly, PMI is currently an intellectual property holding company without any ongoing business. Accordingly, they have no fiduciary or contractual obligations to present corporate opportunities or assign intellectual property to either entity.

Independence of Directors

The Company’s common stock is listed on the Nasdaq Global Market and the Company adheres to the Nasdaq listing standards in determining whether a director is independent. The Board consults with its counsel to ensure that its determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Nasdaq requires that a majority of the Board must be composed of “independent directors,” which is defined generally as a person other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, the Company has determined that each of Drs. Cox and Sokolov, Messrs. Lapidus and Sparks and Ms. White is an independent director. The Company’s independent directors together constitute a majority of the Board. The Company’s independent directors hold regularly scheduled meetings at which only independent directors are present.

Board Meetings and Committees

During the fiscal year ended December 31, 2022, the Board met seven times and acted by written consent four times. All of the Company’s directors attended 75% or more of the aggregate number of meetings of the Board and committees on which they served. The directors are strongly encouraged to attend meetings of stockholders.

The Board has four separately standing committees: the audit committee, the compensation committee, the nominating and corporate governance committee, and the technology, compliance and quality committee. Each committee (other than the technology, compliance and quality committee) is composed entirely of independent directors as determined in accordance with the rules of Nasdaq for directors generally, and where applicable, with the rules of Nasdaq for such committee. In addition, each committee has a written charter, a copy of which is available free of charge on the Company’s website at http://ir.luciddx.com/corporate-governance.

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Audit Committee

The audit committee consists of Mr. Sparks, Dr. Sokolov and Ms. White. Each of Mr. Sparks, Dr. Sokolov and Ms. White is an independent director under the Nasdaq listing standards applicable to members of audit committees and under the definition of “independent” as set forth in Rule 10A-3 of the Exchange Act. During the fiscal year ended December 31, 2022, the audit committee met four times and acted by written consent one time. The audit committee’s duties, which are specified in the audit committee charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audit report and the annual financial statements and related notes, and recommending to the Board whether the audited financial statements should be included in the Company’s Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

●	discussing with management and the independent auditor risk assessment and risk management policies;

●	evaluating the qualifications, performance and independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management the Company’s compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by the Company’s independent auditor, including the fees and terms of the services to be performed;

●	selecting and retaining the independent auditor;

●	setting the compensation of and overseeing the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting); and

●	establishing procedures for the confidential and anonymous submission, receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies.

Financial Experts on Audit Committee

The Board has determined that each of Mr. Sparks, Dr. Sokolov and Ms. White qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

As required by the Nasdaq listing standards, the audit committee will at all times be composed exclusively of independent directors who are “financially literate.” Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and statement of cash flows. In addition, the Company must certify to Nasdaq the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Each of the members of the audit committee who qualifies as an “audit committee financial expert” also qualifies as financially sophisticated under the Nasdaq listing standards.

Report of the Audit Committee

The audit committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2022 with management, as well as with the Company’s independent auditors. The audit committee discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 1301, as well as various accounting issues relating to presentation of certain items in the Company’s financial statements and compliance with Section 10A of the Securities Exchange Act of 1934, as amended. The audit committee received the written disclosures and letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the audit committee concerning independence, and has discussed with the independent auditors their independence.

Based upon the review and discussions referred to above, the audit committee recommended that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission. The Board evaluated the performance of Marcum LLP and re-appointed the firm as the Company’s independent auditors for the fiscal year ending December 31, 2023.

Submitted by the Audit Committee:

Ronald M. Sparks
Jacque J. Sokolov, M.D.
Debra J. White

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Compensation Committee

The compensation committee consists of Drs. Cox and Sokolov and Mr. Sparks. Each of Drs. Cox and Sokolov and Mr. Sparks is an independent director under the Nasdaq listing standards applicable to members of compensation committees. During the fiscal year ended December 31, 2022, the compensation committee met two times and acted by written consent 17 times. The compensation committee’s duties, which are specified in the Company’s compensation committee charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to the Chief Executive Officer’s and other named executive officer’s compensation, evaluating the Chief Executive Officer’s and other named executive officer’s performance in light of such goals and objectives and determining and approving the compensation level of the Chief Executive Officer and other named executive officers based on such evaluation;

●	determining the compensation of all of the Company’s other executive officers;

●	reviewing the Company’s executive compensation philosophy and policies;

●	administering or delegating the power to administer the Company’s incentive and equity-based compensation plans;

●	overseeing stockholder communications relating to executive compensation and reviewing and making recommendations with respect to stockholder proposals related to compensation matters;

●	if required, producing a report on executive compensation to be included in the Company’s annual proxy statement; and

●	reviewing, evaluating, and recommending changes, if appropriate, to the compensation for directors.

The compensation committee makes all decisions regarding executive officer compensation. The compensation committee periodically reviews the elements of compensation for the executive officers and, subject to any existing employment agreements, sets each element of compensation for the Chief Executive Officer and the other executive officers, including annual base salary, annual incentive bonus and equity compensation. The compensation committee also periodically reviews the terms of employment agreements with the executive officers, including in connection with any new hire or the expiration of any existing employment agreements. Members of senior management may report on the performance of the Company’s other executive officers and make compensation recommendations to the compensation committee, which will review the compensation recommendations. No named executive officer, including the chief executive officer, shall be present during voting and deliberations relating to such named executive officer’s compensation.

The compensation committee also reviews and approves the Company’s compensation plans, policies and programs and administers the Company’s equity incentive plans and employee stock purchase plans. In addition, the Chief Executive Officer, the Chief Financial Officer and other members of management make recommendations to the compensation committee with regard to overall pay strategy including program designs, annual incentive design, and long-term incentive plan design for all employees. Management from time to time provides the compensation committee with market information and relevant data analysis as requested.

The compensation committee has the authority to retain one or more compensation consultants to assist in the evaluation of executive compensation or other matters. The compensation committee has the sole authority to select, retain and terminate any such consulting firm, to oversee the work of the firm, and to approve the firm’s fees and other retention terms. The compensation committee assesses the independence of any consultants pursuant to the rules and regulations of the SEC and the listing standards of Nasdaq. The Company will provide for appropriate funding, as determined by the compensation committee, for payment of any such investigations or studies and the compensation to any consulting firm, legal counsel or other advisors retained by the compensation committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Dr. Cox, Mr. Sparks and Ms. White, each of whom is an independent director under the Nasdaq listing standards applicable to members of nominating committees. During the fiscal year ended December 31, 2022, the nominating and corporate governance committee did not meet but acted by written consent one time. The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. The nominating and corporate governance committee will consider persons identified by its members, management, stockholders, investment bankers and others.

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The guidelines for selecting nominees, which are specified in the nominating and corporate governance committee charter, generally provide that persons to be nominated:

●	is accomplished in his or her field and has a reputation, both personal and professional, that is consistent with the image and reputation of the Company;

●	has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise, and has knowledge of the issues affecting the Company; and

●	has high moral and ethical character and would be willing to apply sound, objective, and independent business judgment.

The nominating and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. Though the nominating and corporate governance committee does not have specific guidelines on diversity, it is one of many criteria considered by the nominating and corporate governance committee when evaluating candidates. The nominating and corporate governance committee does not distinguish among nominees recommended by stockholders and other persons.

The nominating and corporate governance committee does not have a written policy or formal procedural requirements for stockholders to submit recommendations for director nominations. However, the nominating and corporate governance committee will consider recommendations from stockholders. Stockholders should communicate nominee suggestions directly to the nominating and corporate governance committee and accompany the recommendation with biographical details and a statement of support for the nominee. The suggested nominee must also provide a statement of consent to being considered for nomination. There have been no material changes to the procedures by which security holders may recommend nominees to the Board.

In addition to being responsible for selecting nominees to serve on the Board, since January 2023, the nominating and corporate governance committee has also been responsible for evaluating the performance of the Board and for taking on a leadership role in the corporate governance of the Company. This includes, among other things, facilitating annual self-assessments by Board members, making recommendations to the Board regarding Board committee functions, contributions and composition (as well as other corporate governance matters), reviewing the Company’s organizational documents and considering environmental, social responsibility and sustainability matters and making recommendations to the Board regarding the same.

Technology, Compliance and Quality Committee

The technology, compliance and quality committee consists of Dr. Aklog, Mr. Lapidus, Dr. Sokolov, Mr. Sparks and Brian deGuzman, Chief Compliance and Regulatory Officer of PAVmed. During the fiscal year ended December 31, 2022, the technology, compliance and quality committee met once.

The technology, compliance and quality committee is responsible for assisting the Board in its oversight of the development, implementation, and monitoring of the Company’s compliance and quality programs to support an on-going commitment to compliance with laws, regulations, industry standards, the Company’s mission and its technological direction and other issues relating to technological developments. The committee also provides oversight of the Company’s development, application, and protection of science, technology, and innovation. The technology, compliance and quality committee’s duties, which are specified in the Company’s technology, compliance and quality committee charter, include, but are not limited to:

●	defining key compliance and quality risks and potential exposures related to the Company’s business and operations including risk assessment and management steps the Company can take to detect, monitor, and actively manage such potential exposures;

●	reviewing and overseeing the Company’s overall quality strategy and processes in place to monitor, assess, and control product quality and safety;

●	identifying and discussing significant emerging science and technology issues and trends related to the Company’s business and operations; and

●	overseeing the product development programs and development and implementation of technologies in the products and operations of the Company.

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Board Leadership Structure and Role in Risk Oversight

Dr. Aklog serves as Chairman and Chief Executive Officer. The Company does not believe that its size or the complexity of its operations warrants a separation of the Chairman and Chief Executive Officer functions. Furthermore, the Company believes that combining the roles of Chairman and Chief Executive Officer promotes leadership and direction for executive management, as well as allowing for a single, clear focus for the chain of command. Dr. Aklog is one of the Company’s founders and has been its Chairman and Chief Executive Officer since its inception, holds a medical degree and has substantial experience in the Company’s industry. The Company believes that he is uniquely qualified through his experience and expertise to be the person who generally sets the agenda for, and leads discussions of, issues relating to the implementation of the Company’s strategic plan. While the Board does not have a lead independent director, the independent directors meet in executive session regularly without the presence of management.

The Board’s primary function is one of oversight. The Board as a whole works with the Company’s management team to promote and cultivate a corporate environment that incorporates enterprise-wide risk management into strategy and operations. Management periodically reports to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Each committee of the Board is responsible for the evaluation of elements of risk management based on the committee’s expertise and applicable regulatory requirements. In evaluating risk, the Board and its committees consider whether the Company’s programs adequately identify material risks in a timely manner and implement appropriately responsive risk management strategies throughout the organization. The audit committee focuses on assessing and mitigating financial risk, including risk related to internal controls, and receives at least quarterly reports from management on identified risk areas. In setting compensation, the compensation committee strives to create incentives that encourage behavior consistent with the Company’s business strategy, without encouraging undue risk-taking. The nominating and corporate governance committee considers areas of potential risk within corporate governance and compliance, such as management succession and environmental, social responsibility and sustainability initiatives. Each of the committees reports to the Board as a whole as to their findings with respect to the risks they are charged with assessing.

While the Company has decided not to seek an exemption as a “controlled company” from the corporate governance rules of Nasdaq, and therefore will be bound by the same corporate governance principles as other public companies, the Company’s decision not to rely on the “controlled company” exemption could change. Although the Company does not anticipate changing its decision, for so long as a majority of the Company’s outstanding common stock is held by PAVmed (or by any other stockholder or group of stockholders), the Company could choose to rely on this exemption in the future to avoid complying with certain of the Nasdaq corporate governance rules, including the rules that require the Company to have a board comprised of at least 50% independent directors, to have board nominations either selected, or recommended for the board’s selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors and to have officer compensation determined, or recommended to the board for determination, either by a compensation committee comprised solely of independent directors or by a majority of the independent directors. Any decision to rely on the “controlled company” exemption will be disclosed in the Company’s annual proxy statement.

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Board Diversity Matrix

The nominating and corporate governance committee believes in an expansive definition of diversity that includes differences of gender, ethnicity, sexual orientation and other underrepresented groups as well as experience, education and talents, among other things. The diversity matrix required under the Nasdaq listing rules is set forth below.

Board Diversity Matrix (As of April 25, 2023)
Total Number of Directors	6
	Males	Female	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	5	1
Part II: Demographic Background
African American or Black	1	0
Alaskan Native or Native American	1	0
Asian	0	0
Hispanic or Latinx	0	0
Native Hawaiian or Pacific Islander	0	0
White	3	1
Two or More Races or Ethnicities	0	0
LGBTQ+	0	0
Did Not Disclose Demographic Background	0	0

Code of Ethics

The Company has a code of ethics that applies to all of its executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of the Company’s business. This code of ethics is posted on the Company’s corporate website at http://ir.luciddx.com/corporate-governance. In addition, the Company intends to post on its website disclosures that are required by law concerning any amendments to, or waivers from, any provision of the Company’s code of ethics.

Insider Trading Policy; Employee, Officer and Director Hedging

The Company’s directors, officers, employees and consultants are subject to the Company’s insider trading policy, which generally prohibits the purchase, sale or trade of the Company’s securities with the knowledge of material nonpublic information. In addition, the Company’s insider trading policy also prohibits short sales, transactions in derivatives, and hedging of the Company’s securities by its directors, executive officers, employees and consultants and prohibits pledging of the Company’s securities by them.

Stockholder Communications

Stockholders may contact the Board or individual members of the Board by writing to them in care of the Secretary, Lucid Diagnostics Inc., 360 Madison Avenue, 25th Floor, New York, New York 10017. The Secretary will forward all correspondence received to the Board or the applicable director from time to time. This procedure was approved by the Company’s independent directors.

Director Compensation

Directors who are also executive officers receive no additional compensation for serving as directors. Each of the Company’s non-executive directors receives an annual retainer fee of $50,000 and an additional annual fee for service on committees of the Board, as listed below.

	Chair	Member
Audit Committee	$27,500	$17,500
Compensation Committee	$18,000	$12,500
Nominating and Corporate Governance Committee	$12,500	$7,500

Annually, the Company grants each of its non-employee directors an option, having a fair market value of $150,000, to purchase the Company’s common stock. The Company also reimburses directors for out-of-pockets costs incurred to attend meetings of the Board and its committees.

The following information reflects the compensation paid by the Company to its non-executive directors for service on the Board. Dr. Cox, Mr. Sparks and Ms. White also serve as directors of PAVmed, the Company’s parent. The compensation paid by PAVmed to Dr. Cox, Mr. Sparks and Ms. White for service on PAVmed’s board of directors is set forth in filings made by PAVmed with the SEC.

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The following table sets forth compensation earned during the year ended December 31, 2022 by each director who is not a “named executive officer” (as defined in Item 402(m) of Regulation S-K under the Exchange Act) and served during the year ended December 31, 2022.

	Director	Stock	Option	All Other
Name	Fees(1)	Awards(2)	Awards(2)	Compensation	Totals
Stanley N. Lapidus	$62,500	$—	$145,140	$—	$207,640
Aster Angagaw	$53,959	$—	$145,140	$—	$53,959
James L. Cox, M.D.	$75,500	$—	$145,140	$—	$220,640
Jacque J. Sokolov, M.D.	$100,000	$—	$145,140	$—	$245,140
Ronald M. Sparks	$97,500	$—	$145,140	$—	$242,640
Debra J. White	$38,541	$—	$151,200	$—	$189,741

(1)	Represents annual director fees paid. The director fees paid to each person listed are consistent with the director fees described herein above, including annual retainer and as a member and/or chair of a committee of the Board.

(2)	The amounts reported under “Stock Awards” and “Option Awards” are the estimated grant date fair value of restricted stock awards and stock options granted during the respective year, with such amount as determined under Financial Accounting Standards Board (“FASB”) Accounting Standard Codification Topic 718 (“ASC 718”), with respect to accounting for stock-based compensation expense. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized of such stock options. The assumptions made in computing the estimated fair value of such stock options are disclosed in the notes to the Company’s consolidated financial statements for the fiscal year ended December 31, 2022.

The following table presents information as of December 31, 2022 regarding the outstanding restricted stock awards and stock options held by each director who is not a named executive officer and who served during the year ended December 31, 2022.

	Stock Option Grants				Stock Awards
Name	Number of Securities Underlying Stock Options – Exercisable(1)	Number of Securities Underlying Stock Options – Unexercisable(1)	Stock Option Exercise Price	Stock Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares of Units of Stock That Have Not Vested
Stanley N. Lapidus	—	—	$—	—	84,660	$115,138
	19,667	39,333	$3.95	Feb. 17, 2032	—	$—
Aster Angagaw	—	—	$—	—	—	$—
	59,000	0	$3.95	Feb. 17, 2032	—	$—
James L. Cox, M.D.	—	—	$—	—	169,320	$230,275
	19,667	39,333	$3.95	Feb. 17, 2032	—	$—
Jacque J. Sokolov, M.D.	—	—	$—	—	84,660	$115,138
	19,667	39,333	$3.95	Feb. 17, 2032	—	$—
Ronald M. Sparks	—	—	$—	—	84,660	$115,138
	19,667	39,333	$3.95	Feb. 17, 2032	—	$—
Debra J. White	13,333	66,667	$2.95	Aug. 1, 2032	—0	$—

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On March 1, 2021, Dr. Cox was granted a restricted stock award of 169,320 shares of common stock of the Company. The restricted stock awards vest in full on May 20, 2024.

On April 21, 2021, Dr. Sokolov was granted a restricted stock award of 84,660 shares of common stock of the Company. The restricted stock award vests in full on May 20, 2024.

On July 30, 2021, Ms. Angagaw was granted a restricted stock award of 84,660 shares of common stock of the Company. The restricted stock award vested in full on May 3, 2022.

On September 20, 2021, Mr. Lapidus was granted a restricted stock award of 169,320 shares of common stock of the Company. The restricted stock award vested as to one-half of the shares on September 20, 2022 and will vest as to the remaining one-half of the shares on September 20, 2023.

On October 14, 2021, Ronald M. Sparks was granted a restricted stock award of 84,660 shares of common stock of the Company. The restricted stock award vests on October 14, 2023.

On February 18, 2022, each of Mr. Lapidus, Ms. Angagaw, Dr. Cox, Dr. Sokolov and Mr. Sparks was granted a ten-year stock option to purchase 59,000 shares of common stock of the Company at an exercise price of $3.95 per share, which vests in 12 quarterly installments commencing on March 31, 2022 and ending on December 31, 2024.

Subsequent to December 31, 2022, the Company granted to each of Mr. Lapidus, Dr. Cox, Dr. Sokolov, Mr. Sparks and Ms. White a stock option to purchase 175,000 shares of common stock of the Company at an exercise price of $1.31 per share, with each such stock option grant vesting: (i) one-third on December 31, 2023; and (ii) the remaining vesting ratably on a quarterly basis commencing March 31, 2024 with a final quarterly vesting date of December 31, 2025.

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EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth all compensation of the Company’s named executive officers for the fiscal years ended December 31, 2022 and 2021.

Named Executive Officer/Principal Position	Year	Salary(2)	Stock Awards(3)	Option Awards	Bonus	All Other Compensation	Total
Lishan Aklog, M.D.(1)	2022	$—	$271,200	$184,500	$—	$—	$455,700
Chairman of the Board and Chief Executive Officer	2021	$—	$7,280,760	$—	$—	$—	$7,280,760
Dennis M. McGrath(1)	2022	$—	$271,200	$123,000	$—	$—	$394,200
Chief Financial Officer	2021	$—	$7,280,760	$—	$—	$—	$7,280,760
Shaun M. O’Neil(1)	2022	$—	$542,400	$123,000	$—	$—	$665,400
Chief Operating Officer

(1)	See “Employment Agreements and Awards” below for a description of the employment arrangements with each named executive officer, including base salary and bonuses.

(2)	As more fully described below under “Employment Agreements and Awards,” each of the named executive officers entered into an employment agreement with the Company in early 2022. Prior to such time, 100% of the salary and bonus compensation of each such executive officer was paid by PAVmed (and the Company reimbursed PAVmed for the portion of their PAVmed salaries attributable to services rendered for the benefit of the Company under the management services agreement between the Company and PAVmed). After such employment agreements were entered into, PAVmed continued to pay to each named executive officer the salary compensation due to them under their Company employment agreements (and the Company reimbursed PAVmed for such payments). Accordingly, the amounts of compensation due to each of Dr. Aklog, Mr. McGrath and Mr. O’Neil for the period of time during 2022 that they had an employment agreement with the Company ($286,849, $215,137 and $128,219, respectively), are not shown in the above table but are included in the applicable disclosures contained in the PAVmed proxy materials.

(3)	The amounts reported under “Stock Awards” and “Option Awards” are the estimated grant date fair value of restricted stock and stock options granted by the Company during the respective year, as presented in “Outstanding Equity Awards at Fiscal Year End” below, with such amount as determined under the provisions of ASC 718 with respect to accounting for stock-based compensation expense. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized of such awards. The assumptions made in computing the estimated fair value of such stock options are disclosed in the notes to the Company’s consolidated financial statements for the fiscal year ended December 31, 2022.

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Outstanding Equity Awards at Fiscal Year End

The following table presents information regarding the outstanding stock options and restricted stock awards held by the Company’s named executive officers at December 31, 2022.

	Stock Option Grants				Stock Awards
Name	Number of Securities Underlying Stock Options – Exercisable(1)	Number of Securities Underlying Stock Options – Unexercisable(1)	Stock Option Exercise Price	Stock Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares of Units of Stock That Have Not Vested
Lishan Aklog, M.D.					624,400	$849,184
	31,250	43,750	$3.95	Feb. 17, 2032
Dennis M. McGrath					624,400	$849,184
	20,833	29,167	$3.95	Feb. 17, 2032
Shaun M. O’Neil					120,000	$163,200
	20,833	29,167	$3.95	Feb. 17, 2032

(1)	See “Employment Agreements and Awards” below for a description of the equity awards held by the named executive officers, including the vesting schedules.

Although the Company does not have a formal policy with respect to the grant of equity incentive compensation awards to the Company’s named executive officers, or any formal equity ownership guidelines applicable to them, the Company believes granting equity incentive compensation to its named executive officers provides a strong link to its long-term performance, creates an ownership culture, and aligns the interests of its named executive officers with the stockholders of the Company. Accordingly, the Board periodically reviews the equity incentive compensation of the Company’s named executive officers and, from time to time, may grant equity incentive compensation to them in the form of additional stock options, restricted stock awards, and/or other equity incentive awards, and/or other equity incentive awards, in accordance with their respective employment agreements.

401(k) Retirement Plan

The Company does not maintain a retirement plan. However, employees of the Company participate in the retirement plan maintained by PAVmed, the Company’s parent. PAVmed’s retirement plan is described in its proxy materials.

Long-Term Incentive Equity Plan

The Company maintains the 2018 Plan (as defined in “The Charter Amendment Proposals” above), a long-term incentive equity plan. The Company may grant stock options, stock appreciation rights, restricted stock awards and other stock-based awards under the 2018 Plan.

A total of 9,144,000 shares were reserved under the 2018 Plan as of December 31, 2022, of which 3,821,139 shares remained available for future awards. The number of shares available under the 2018 Plan automatically increases on January 1st of each year through (and including) January 1, 2032, in an amount equal to 6% of the total number of shares of Company common stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the number of shares available for such year or that the increase for such year will be a lesser number of shares of Company common stock. On January 1, 2023, pursuant to the foregoing “evergreen” provision, an additional 2,500,000 shares were reserved under the 2018 Plan.

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Stock Options. The 2018 Plan provides both for incentive stock options as defined in Section 422 of the Code, and for options not qualifying as incentive options, both of which may be granted with any other stock-based award under the 2018 Plan. An incentive stock option may be granted under the plan only to a person who, at the time of the grant, is an employee of the Company or its subsidiaries. An incentive stock option may only be granted within a ten-year period commencing on May 12, 2018, and may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year, measured at the date of the grant, may not exceed $100,000. The compensation committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of stock may not be less than 110% of the fair market value on the date of grant. The compensation committee intends generally to provide that stock options be exercisable only in installments, i.e., that they vest over time, typically over a three-year period. Subject to any applicable limitations or conditions in a particular case, including any vesting schedule, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to the Company specifying the number of shares of common stock to be purchased.

Stock Appreciation Rights. The Company may grant stock appreciation rights under the 2018 Plan in tandem with an option or alone and unrelated to an option. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value (on the date of exercise) equal to the excess fair market value of one share of common stock (on the date of exercise), over the exercise price of the related stock option, if granted in tandem with an option, or over the fair market value of the common stock on the date of grant, if granted alone, multiplied by the number of shares subject to the stock appreciation right.

Restricted Stock. The Company may award shares of restricted stock under the 2018 Plan either alone or in addition to other awards granted under the 2018 Plan. The compensation committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price (if any) to be paid for the restricted stock by the person receiving the stock from us, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

Other Stock-Based Awards. The Company may grant other stock-based awards under the 2018 Plan, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the 2018 Plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of the Company’s subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the 2018 Plan.

In 2022 and 2021, awards covering a total of 2,685,000 and 1,917,795 shares of common stock, respectively, were granted under the 2018 Plan, with 615,000 and 1,128,800 of such shares, respectively, subject to awards granted to the Company’s named executive officers.

Employee Stock Purchase Plan

The Company maintains the ESPP (as defined in “The Charter Amendment Proposals” above), an employee stock purchase plan. The ESPP provides eligible employees with the opportunity to purchase shares of the Company’s common stock at a discount, on a tax-favored basis, through regular payroll deductions in compliance with Section 423 of the Code. A total of 500,000 shares of the Company’s common stock were reserved under the ESPP as of December 31, 2022, of which 415,970 shares remained available for future issuance. The number of shares available for issuance under the ESPP automatically increases on January 1st of each year through (and including) January 1, 2032, in an amount equal to the lesser of (a) 2% of the total number of shares of Company common stock outstanding on December 31st of the preceding calendar year, and (b) 1,000,000 shares. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the number of shares available for such year or that the increase for such year will be a lesser number of shares of Company common stock. On January 1, 2023, pursuant to the foregoing “evergreen” provision, an additional 500,000 shares were reserved for issuance under the ESPP.

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There are two offering periods of six months under the plan each calendar year. Participants in the plan are granted an option to purchase shares of the Company’s common stock at the beginning of each offering period, up to a maximum of $25,000 in shares based on the fair market value at the commencement of the offering period, with purchases occurring on the last trading day of the offering period. In general, all of the Company’s employees are eligible to participate, including the Company’s named executive officers, except that no employee may have the option to purchase shares under the plan to the extent such employee would own or have the right to acquire more than 5% of the combined voting power or value of the Company’s shares as a result of such option and the Company may impose additional limits on share purchases pursuant to the ESPP. Each participant in the plan may authorize a payroll deduction of between 1% and 15% of the employee’s salary, and, except for the Company’s executive officers, may participate in an accompanying Cashless Participation loan program such that they may purchase up to the maximum number of shares per calendar year. Purchases under the plan are made at the lower of 85% of the fair market value on the first day of the offering period and the fair market value on the last day of the offering period.

In 2022, a total of 84,030 shares of common stock were issued under the ESPP for aggregate cash proceeds of $109,323. No named executive officers participated in the ESPP in 2022. There were no shares of common stock issued under the ESPP in 2021.

Employment Agreements and Awards

Lishan Aklog, M.D.

Dr. Aklog serves as an executive officer of PAVmed, the Company’s majority stockholder and a public company that files reports with the Securities and Exchange Commission. Until January 17, 2022, his compensation was paid entirely by PAVmed. He devoted an unspecified portion of his business time to the Company’s operations during the fiscal years ended December 31, 2020 and 2021.

On January 17, 2022, the Company entered into an employment agreement with Dr. Aklog to serve as the Company’s Chairman and Chief Executive Officer.

The employment agreement provides for an initial term that expires on March 15, 2025, which will automatically renew for additional one-year terms, unless either the Company or Dr. Aklog provides notice of non-renewal at least 60 days prior to the end of the then-current term. The employment agreement provides for an annual base salary of $300,000 and an annual performance bonus of up to 100% of his base salary in the preceding fiscal year, upon meeting certain objectives as determined by the Board or the compensation committee of the Board. Dr. Aklog received no discretionary cash bonus from Lucid for the years ended December 31, 2021 and December 31, 2022.

Dr. Aklog has received the following equity awards based on the Company’s common stock:

●	On March 15, 2021, the Company granted to Dr. Aklog 564,400 shares of restricted stock award. The award vests on May 20, 2024, subject to acceleration in certain circumstances as discussed below.

●	On January 7, 2022, in accordance with the employment agreement, the Company granted to Dr. Aklog a restricted stock award covering 60,000 shares of the Company’s common stock. The restricted stock award vests in a single installment three years after the date of grant, subject to acceleration in certain circumstances as discussed below.

●	On February 18, 2022, the Company granted to Dr. Aklog a stock option to purchase 75,000 shares of common stock of the Company at an exercise price of $3.95 per share, which vests ratably on a quarterly basis over a three-year period with an initial vesting date of March 31, 2022 and a final vesting date of December 31, 2024.

The unvested restricted stock awards are subject to forfeiture in the event Dr. Aklog’s employment terminates prior to vesting, except the restricted stock award will become immediately vested in the event of termination for “good reason,” termination without “cause,” or a change of control (as defined in the 2018 Plan). The unvested stock options are also subject to forfeiture in the event Dr. Aklog’s employment terminates prior to vesting, except the stock options will become immediately vested in the event of termination after or within 60 days prior to a change of control.

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The Company may terminate Dr. Aklog’s employment with “cause” (as such term is defined in the employment agreement) or without cause upon 60 days’ notice (except that the Company must give 180 days’ notice to Dr. Aklog during the initial term of his employment agreement). Dr. Aklog may terminate his employment with “good reason” (as such term is defined in the employment agreement) or without good reason upon 30 days’ notice to the Company. The definition of good reason in the employment agreement includes, among other things, any termination by Dr. Aklog within 60 days following a “change of control” (as such term is defined in the employment agreement). If Dr. Aklog’s employment is terminated by the Company without cause or by him with good reason, he is entitled to receive his base salary through the date of termination and for a period of 12 months thereafter (or for 24 months thereafter, in the event the termination occurs within 60 days following a change of control), a pro rata portion of his current year target bonus amount, all valid expense reimbursements, health insurance coverage for up to 12 months, and all accrued but unused vacation pay. If Dr. Aklog’s employment is terminated due to his death or disability, he is entitled to his base salary through the date of termination, a pro rata portion of any current year target bonus amount, all earned but unpaid prior year annual bonuses, all valid expense reimbursements, and all accrued but unused vacation pay. If Dr. Aklog’s employment is terminated by the Company with cause or by him without good reason, he will be entitled only to his base salary through the date of termination, all valid expense reimbursements and certain accrued but unused vacation pay.

The employment agreement contains provisions protecting the Company’s confidential information and contains provisions restricting Dr. Aklog’s ability to compete with the Company during his employment and for a period of one year (or two years in the case of a change of control) thereafter. The non-compete provisions generally impose restrictions on (i) employment by, rendering services to, engaging in, or owning an interest in any competing business, (ii) employing or retaining employees or service providers of the Company and (iii) soliciting or accepting business from the Company’s customers or business partners for the benefit of a competing business, subject to certain conditions and limitations, except the restrictions in clause (i) will not apply if he is terminated without “cause” or resigns for “good reason.” Nothing in the employment agreement will preclude Dr. Aklog from serving as an officer and director of PAVmed.

Dennis M. McGrath

Mr. McGrath serves as an executive officer of PAVmed, the Company’s majority stockholder and a public company that files reports with the Securities and Exchange Commission. Until January 17, 2022, his compensation was paid entirely by PAVmed. He devoted an unspecified portion of his business time to the Company’s operations during the fiscal years ended December 31, 2020 and 2021.

On January 17, 2022, the Company entered into an employment agreement with Mr. McGrath, who serves as the Company’s Chief Financial Officer.

The employment agreement provides for an initial term that expires on March 15, 2025, which will automatically renew for additional one-year terms, unless either the Company or Mr. McGrath provides notice of non-renewal at least 60 days prior to the end of the then-current term. The employment agreement provides for an annual base salary of $225,000 and an annual performance bonus of up to 70% of his base salary in the preceding fiscal year, upon meeting certain objectives as determined by the Board or the compensation committee of the Board. Mr. McGrath received no discretionary cash bonus from Lucid for the years ended December 31, 2021 and December 31, 2022.

Mr. McGrath has received the following equity awards based on the Company’s common stock:

●	On March 15, 2021, the Company granted to Mr. McGrath 564,400 shares of restricted stock award. The award vests May 20, 2024, subject to acceleration in certain circumstances as discussed below.

●	On January 7, 2022, in accordance with the employment agreement, the Company granted to Mr. McGrath a restricted stock award covering 60,000 shares of the Company’s common stock. The restricted stock award vests in a single installment three years after the date of grant, subject to acceleration in certain circumstances as discussed below.

●	On February 18, 2022, the Company granted to Mr. McGrath a stock option to purchase 50,000 shares of common stock of the Company at an exercise price of $3.95 per share, which vests ratably on a quarterly basis over a three-year period with an initial vesting date of March 31, 2022 and a final vesting date of December 31, 2024.

The unvested restricted stock awards are subject to forfeiture in the event Mr. McGrath’s employment terminates prior to vesting, except the restricted stock award will become immediately vested in the event of termination for “good reason,” termination without “cause,” or a change of control (as defined in the 2018 Plan). The unvested stock options are also subject to forfeiture in the event Mr. McGrath’s employment terminates prior to vesting, except the stock options will become immediately vested in the event of termination after or within 60 days prior to a change of control.

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The Company may terminate Mr. McGrath’s employment with “cause” (as such term is defined in the employment agreement) or without cause upon 60 days’ notice. Mr. McGrath may terminate his employment with “good reason” (as such term is defined in the employment agreement) or without good reason upon 30 days’ notice to the Company. The definition of good reason in the employment agreement includes, among other things, any termination by Mr. McGrath within 60 days following a “change of control” (as such term is defined in the employment agreement). If Mr. McGrath’s employment is terminated by the Company without cause or by him with good reason, he is entitled to receive his base salary through the date of termination and for a period of 12 months thereafter (or for 24 months thereafter, in the event the termination occurs within 60 days following a change of control), a pro rata portion of his current year target bonus amount, all valid expense reimbursements, health insurance coverage for up to 12 months, and all accrued but unused vacation pay. If Mr. McGrath’s employment is terminated due to his death or disability, he is entitled to his base salary through the date of termination, a pro rata portion of any current year target bonus amount, all earned but unpaid prior year annual bonuses, all valid expense reimbursements, and all accrued but unused vacation pay. If Mr. McGrath’s employment is terminated by the Company with cause or by him without good reason, he will be entitled only to his base salary through the date of termination, all valid expense reimbursements and certain accrued but unused vacation pay.

The employment agreement contains provisions protecting the Company’s confidential information and contains provisions restricting Mr. McGrath’s ability to compete with the Company during his employment and for a period of one year (or two years in the case of a change of control) thereafter. The non-compete provisions generally impose restrictions on (i) employment by, rendering services to, engaging in, or owning an interest in any competing business, (ii) employing or retaining employees or service providers of the Company and (iii) soliciting or accepting business from the Company’s customers or business partners for the benefit of a competing business, subject to certain conditions and limitations, except the restrictions in clause (i) will not apply if he is terminated without “cause” or resigns for “good reason.” Nothing in the employment agreement will preclude Mr. McGrath from serving as an officer and director of PAVmed.

Shaun O’Neil

Mr. O’Neil serves as an executive officer of PAVmed, the Company’s majority stockholder and a public company that files reports with the Securities and Exchange Commission. Until February 22, 2022, his compensation was paid entirely by PAVmed. He devoted an unspecified portion of his business time to the Company’s operations during the fiscal years ended December 31, 2020 and 2021.

On February 22, 2022, the Company entered into an employment agreement with Mr. O’Neil, to serve as the Company’s Executive Vice President and Chief Operating Officer. The initial term of the employment agreement expires on February 22, 2025. At the end of the initial term (and each renewal term), the employment agreement will automatically renew for additional one-year terms, unless either the Company or Mr. O’Neil provides notice of non-renewal at least 60 days prior to the end of the then-current term. Under the employment agreement, Mr. O’Neil earns an annual base salary of $150,000. Additionally, Mr. O’Neil’s employment agreement provides for a discretionary annual performance bonus with a target of 50% of his then current annual base salary, based upon his performance and the Company’s performance over the preceding year, as determined by the compensation committee. Mr. O’Neil received no discretionary cash bonus from the Company for the years ended December 31, 2021 and December 31, 2022.

Mr. O’Neil has received the following equity awards based on the Company’s common stock:

●	On January 7, 2022, the Company granted to Mr. O’Neil a restricted stock award for 120,000 shares of the Company’s common stock. The restricted stock award vests on January 7, 2025.

●	On February 18, 2022, the Company granted to Mr. O’Neil a stock option to purchase 50,000 shares of the Company’s common stock at an exercise price of $3.95 per share, which vests ratably on a quarterly basis over a three-year period with an initial vesting date of March 31, 2022 and a final vesting date of December 31, 2024.

The unvested restricted stock award is subject to forfeiture in the event Mr. O’Neil’s employment terminates prior to vesting, except the restricted stock award will become immediately vested in the event of termination for “good reason,” termination without “cause,” or a change of control (as defined in the 2018 Plan). The unvested stock options are also subject to forfeiture in the event Mr. O’Neil’s employment terminates prior to vesting, except the stock options will become immediately vested in the event of termination after or within 60 days prior to a change of control.

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The Company may terminate Mr. O’Neil’s employment with “cause” (as such term is defined in the employment agreement) or without cause upon 60 days’ notice. Mr. O’Neil may terminate his employment with “good reason” (as such term is defined in the employment agreement) or without good reason upon 30 days’ notice to the Company. If Mr. O’Neil’s employment is terminated by the Company without cause or by him with good reason, he is entitled to receive his base salary through the date of termination and for a period of 12 months thereafter, a pro rata portion of his current year target bonus amount, all valid expense reimbursements, health insurance coverage for up to 12 months, and all accrued but unused vacation pay. If Mr. O’Neil’s employment is terminated due to his death or disability, he is entitled to his base salary through the date of termination, a pro rata portion of any current year target bonus amount, all earned but unpaid prior year annual bonuses, all valid expense reimbursements, and all accrued but unused vacation pay. If Mr. O’Neil’s employment is terminated by the Company with cause or by him without good reason, he will be entitled only to his base salary through the date of termination, all valid expense reimbursements and certain accrued but unused vacation pay.

The employment agreement contains provisions protecting the Company’s confidential information and contains provisions restricting Mr. O’Neil’s ability to compete with the Company during his employment and for a period of one year (or two years in the case of a change of control) thereafter. The non-compete provisions generally impose restrictions on (i) employment by, rendering services to, engaging in, or owning an interest in any competing business, (ii) employing or retaining employees or service providers of the Company and (iii) soliciting or accepting business from the Company’s customers or business partners for the benefit of a competing business, subject to certain conditions and limitations.

Potential Payments Upon Termination

As indicated above, each of Dr. Aklog, Mr. McGrath and Mr. O’Neil is entitled to a severance payment if his employment is terminated by the Company under specified circumstances. If the Company terminates the employment of any such executive without cause, or if such executive officer terminates his employment with the Company for good reason, each as defined in his employment agreement with the Company, such executive officer is entitled to severance compensation as follows: he will receive base salary through the date of termination and for a period of 12 months thereafter (or, in the case of Dr. Aklog and Mr. McGrath, for 24 months thereafter, in the event the termination occurs within 60 days following a change of control), a pro rata portion of his current year target bonus amount, all valid expense reimbursements, health insurance coverage for up to 12 months, and all accrued but unused vacation pay.

In addition, the stock options and restricted stock granted to Dr. Aklog, Mr. McGrath and Mr. O’Neil by the Company will be accelerated upon the occurrence of certain non-negotiated change of control transactions. In the event of certain negotiated change of control transactions, the compensation committee of the Company may (i) accelerate the vesting of the stock options, or (ii) require the executive to relinquish the stock options to the Company upon the tender by the Company to the executive of cash in an amount equal to the repurchase value of such award. Furthermore, in the event of the sale of all or substantially all of the Company’s assets, a change of control of the Company or Lucid, or the liquidation of the Company or Lucid (subject to certain conditions and exceptions), the right to purchase shares in the current offering period of the ESPP will be automatically exercised. Additionally, as indicated above, the shares of restricted stock granted to Dr. Aklog, Mr. McGrath and Mr. O’Neil will become immediately vested in the event of termination for “good reason,” termination without “cause,” or a change of control (as defined in the 2018 Plan). The stock options granted by the Company and Lucid to Dr. Aklog, Mr. McGrath and Mr. O’Neil will become immediately vested in the event of termination after or within 60 days prior to a change of control.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and certain officers and holders of more than 10% of the Company’s common stock to file with the SEC initial reports of ownership of the Company’s common stock and other equity securities on Form 3 and reports of changes in such ownership on a Form 4 or Form 5. These Section 16 reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, during the fiscal year ended December 31, 2022, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis, except for the following:

●	Jacque J. Sokolov, M.D., a director of the Company, filed one late report, which included one transaction that was not disclosed on a timely basis: a Form 4 filed on February 24, 2022 with respect to a grant of stock options to Dr. Sokolov on February 18, 2022.

●	Shaun O’Neil, the Chief Operating Officer of the Company, filed one late report: a Form 3 filed on April 5, 2023 with respect to his appointment as an executive officer on March 18, 2022.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of the record date, April 25, 2023, by:

●	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock;

●	each of the Company’s officers and directors; and

●	all of the Company’s officers and directors as a group.

The beneficial ownership of each person was calculated based on 43,725,703 shares of the Company’s common stock outstanding as of April 25, 2023 (inclusive of shares underlying unvested restricted stock awards). Except as otherwise indicated, the Company believes all persons named in the table below have sole voting and investment power with respect to all the shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Officers:
Lishan Aklog, M.D.	655,650	(2)	1.5%
Dennis M. McGrath	645,233	(2)	1.5%
Shaun M. O’Neil	140,833	(3)	*
Michael A. Gordon	66,667	(4)	*
Stanley N. Lapidus	160,039	(5)	*
James L. Cox, M.D.	193,903	(6)	*
Ronald M. Sparks	109.243	(7)	*
Jacque J. Sokolov, M.D.	109,243	(8)	*
Debra J. White	20,000	(9)	*
All directors and executive officers as a group (nine individuals)	2,100,811		4.8%
5% Stockholders:
PAVmed Inc.	31,302,420	(10)	71.6%

*	Represents less than one percent of class.

(1)	Unless otherwise indicated, the business address of each of the individuals is 360 Madison Avenue, 25th Floor, New York, New York 10017. Includes persons known to the Company to be beneficial owners of 5% of more of the Company’s common stock, based solely on schedules and reports filed with the SEC with respect to such persons’ beneficial ownership of PAVmed common stock.

(2)	Includes: (i) 564,400 shares subject to a restricted stock award granted under the 2018 Plan to each of Dr. Aklog and Mr. McGrath with a single vesting date of May 20, 2024; (ii) 60,000 shares subject to a restricted stock award granted under the 2018 Plan to each of Dr. Aklog and Mr. McGrath with a single vesting on January 7, 2025; and (iii) 31,250 and 20,833 shares subject to stock options granted under the 2018 Plan to Dr. Aklog and Mr. McGrath, respectively, that are currently exercisable, or will become exercisable within 60 days of April 25, 2023. Excluded from the beneficial ownership amount are 43,750 and 29,167 shares subject to stock options granted under the 2018 Equity Plan to Dr. Aklog and Mr. McGrath, respectively, that will not become exercisable within 60 days of April 25, 2023.

(3)	Includes: (i) 120,000 shares subject to a restricted stock award granted under the 2018 Plan to Mr. O’Neil with a single vesting date of January 7, 2025; and (ii) 20,833 shares subject to stock options granted under the 2018 Plan to Mr. O’Neil, that are currently exercisable, or will become exercisable within 60 days of April 25, 2023. Excluded from the beneficial ownership amount is 29,167 shares subject to stock options granted under the 2018 Plan to Mr. O’Neil that will not become exercisable within 60 days of April 25, 2023.

(4)	Includes 66,667 shares subject to stock options granted under the 2018 Plan to Mr. Gordon, that are currently exercisable, or will become exercisable within 60 days of April 25, 2023. Excluded from the beneficial ownership amount is 133,333 shares subject to stock options granted under the 2018 Plan to Mr. Gordon that will not become exercisable within 60 days of April 25, 2023.

(5)	Includes: (i) 135,456 shares subject to a restricted stock award granted under the 2018 Plan to Mr. Lapidus with 50,796 shares having vested on September 20, 2022 and 84,660 shares vesting on September 20, 2023; and (ii) 20,833 shares subject to stock options granted under the 2018 Plan to Mr. Lapidus, that are currently exercisable, or will become exercisable within 60 days of April 25, 2023. Excluded from the beneficial ownership amount is 29,167 shares subject to stock options granted under the 2018 Plan to Mr. Lapidus that will not become exercisable within 60 days of April 25, 2023.

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(6)	Includes: (i) 169,320 shares subject to a restricted stock award granted under the 2018 Plan to Dr. Cox with a single vesting date of May 20, 2024; and (ii) 20,833 shares subject to stock options granted under the 2018 Plan to Dr. Cox, that are currently exercisable, or will become exercisable within 60 days of April 25, 2023. Excluded from the beneficial ownership amount is 29,167 shares subject to stock options granted under the 2018 Plan to Dr. Cox that will not become exercisable within 60 days of April 25, 2023.

(7)	Includes: (i) 84,660 shares subject to a restricted stock award granted under the 2018 Plan to Mr. Sparks with a single vesting date of October 14, 2023; and (ii) 20,833 shares subject to stock options granted under the 2018 Plan to Mr. Sparks, that are currently exercisable, or will become exercisable within 60 days of April 25, 2023. Excluded from the beneficial ownership amount is 29,167 shares subject to stock options granted under the 2018 Plan to Mr. Sparks that will not become exercisable within 60 days of April 25, 2023.

(8)	Includes: (i) 84,660 shares subject to a restricted stock award granted under the 2018 Plan to Dr. Sokolov with a single vesting date of May 20, 2024; and (ii) 20,833 shares subject to stock options granted under the 2018 Plan to Dr. Sokolov, that are currently exercisable, or will become exercisable within 60 days of April 25, 2023. Excluded from the beneficial ownership amount is 29,167 shares subject to stock options granted under the 2018 Plan to Dr. Sokolov that will not become exercisable within 60 days of April 25, 2023.

(9)	Includes 20,000 shares subject to stock options granted under the 2018 Plan to Ms. White, that are currently exercisable, or will become exercisable within 60 days of April 25, 2023. Excluded from the beneficial ownership amount is 60,000 shares subject to stock options granted under the 2018 Plan to Ms. White that will not become exercisable within 60 days of April 25, 2023.

(10)	Dr. Aklog is Chairman and Chief Executive Officer of PAVmed. The beneficial ownership of Dr. Aklog excludes the shares of the Company’s common stock beneficially owned by PAVmed.

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Equity Compensation Plans

As of December 31, 2022, the Company had the following compensation plans (including individual compensation arrangements) under which equity securities were authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,183,497	$3.70	4,237,109	(1)
Equity compensation plans not approved by security holders(2)	473,300	$0.35	—
Total	4,656,797		4,237,109	(3)

(1)	Represents 3,821,139 shares of common stock available for issuance under the 2018 Plan and 415,970 shares of common stock available for issuance under the ESPP, each as of December 31, 2022.

(2)	Represents 423,300 common stock options at a weighted average exercise price of $0.35 per share and 50,000 shares of restricted stock granted to a consultant.

(3)	Subsequent to December 31, 2022, through April 25, 2023:

●	stock options to purchase 2,697,500 shares of common stock were granted to the Company’s non-employee directors and certain of the Company’s executive officers and non-executive employees (including newly hired employees) pursuant to the 2018 Plan; and

●	231,987 shares of common stock that were issued pursuant to the ESPP.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

The following is a description of transactions since January 1, 2021 in which the Company has been a participant and the amount involved exceeds the lesser of $120,000 and one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of its directors, executive officers, holders of more than 5% of its voting securities, or affiliates of the foregoing, had or will have a direct or indirect material interest. The Company believes all of the transactions described below were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. Compensation arrangements for the Company’s directors and named executive officers are described above under “Executive Compensation.”

Formation and CWRU License Agreement

In May 2018, in connection with the Company’s organization, the Company sold (i) 11,552,562 shares of common stock to PAVmed, which is currently its majority stockholder, (ii) 1,331,228 shares to Case Western Reserve University (“CWRU”), which previously owned greater than 5% of the Company’s outstanding common stock, and (iii) 408,738 shares to each of the three individual physician inventors of the EsoGuard technology, Sanford Markowitz, M.D., a member of the Board at the time, Amitabh Chak, M.D., a consultant of the Company, and Joseph Willis, M.D., a consultant of the Company. The shares were sold for an aggregate purchase price of $10,000.

Upon the Company’s formation, the Company entered into a license agreement with CWRU, which was subsequently amended (the “License Agreement”). Under the terms of the License Agreement, the Company acquired an exclusive worldwide right to use the intellectual property rights to the EsoGuard and EsoCheck technology for the detection of changes in the esophagus. As compensation for the license, CWRU received equity in the Company as described above. In addition, CWRU is entitled to receive royalties based on net sales by the Company of products utilizing the EsoGuard and EsoCheck technology, as well as a specified portion of any other non-royalty proceeds received by the Company pursuant to a sublicense of the EsoGuard and EsoCheck technology (less any amounts distributed to CWRU as a stockholder of the Company during the applicable calendar year). The Company also will be required to pay CWRU a minimum yearly royalty commencing the year after the first commercial sale of a product utilizing the EsoGuard technology, with the minimum amount rising based on prior years’ net sales of the product.

The License Agreement is subject to certain regulatory and commercialization milestones, with a payment due from the Company to CWRU upon the achievement of certain milestones. The Milestone I payment has been made – a $75,000 milestone payment upon FDA’s clearance of EsoCheck. With regard to Milestone II, first commercial sale of a licensed product, in February 2021, the Company entered into an amendment to the License Agreement with CWRU which extended the date of Milestone II, eliminated the $100,000 Milestone II payment, and provided for an equivalent amount paid by the Company to CWRU in connection with execution of the amendment. The License Agreement provides for one remaining milestone payment – a $200,000 milestone payment due upon a PMA submission to FDA related to a licensed product.

Under the License Agreement, the Company is responsible for the costs of CWRU in preparing, filing, and prosecuting any patents related to the EsoGuard and EsoCheck technology (subject to a provision for cost sharing in the event CWRU grants other non-overlapping licenses to the technology), and agreed to reimburse CWRU for approximately $272,553 of such costs incurred by it prior to the date of the License Agreement. Of such amount, $50,000 was paid at the initial signing of the License Agreement and $222,553 was paid at the signing of an August 2021 amendment to the License Agreement. PAVmed provided the Company with the initial $50,000 to reimburse CWRU (which amount was included in the $22.4 million owed to PAVmed that was satisfied through the issuance of a convertible promissory note as described below). The Company also paid CWRU a fee of $10,000 in connection with the August 2021 amendment to the License Agreement.

In the years ended December 31, 2022 and 2021, the Company paid or accrued an aggregate of approximately $.30 million and $0.23 million, respectively, to CWRU pursuant to the License Agreement, consisting of $.28 million and $0.20 million, respectively, in reimbursable costs and $.02 and $0.03 million, respectively, in royalty fee payments.

In connection with the License Agreement, the Company entered into the management services agreement with PAVmed and consulting agreements with the three physician inventors of the EsoGuard and EsoCheck technology, as described below.

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Relationship with PAVmed

As a majority-owned subsidiary of PAVmed, in the ordinary course of the Company’s business, the Company has received various management, technical and administrative services provided by PAVmed, including tax, accounting, treasury, legal, human resources, compliance, insurance, sales, and marketing services. PAVmed has also provided the Company with the services of a number of its executives and employees.

Controlling Stockholder

As of April 25, 2023, PAVmed owned approximately 72% of the Company’s outstanding common stock and was the Company’s controlling stockholder. For as long as PAVmed continues to control more than 50% of the Company’s common stock, PAVmed will be able to direct the election of all the members of the Board. Similarly, PAVmed will have the power to determine matters submitted to a vote of the Company’s stockholders without the consent of the Company’s other stockholders, will have the power to prevent a change in control of the Company and will have the power to take other actions that might be favorable to PAVmed, including by written consent without a meeting and without prior notice to other stockholders. As a result, PAVmed’s controlling interest may discourage a change of control that other holders of the Company’s stock may favor. The Company has decided not to seek exemption as a “controlled company” from the corporate governance rules of Nasdaq, and therefore will be bound by the same corporate governance principles as other public companies, including the requirement that a majority of the Company’s directors be independent and that the Company maintain audit, compensation and nominating committees comprised of independent directors. However, the Company’s decision not to rely on the “controlled company” exemption could change. PAVmed is not subject to any contractual obligation to retain any of its common stock.

Management Services Agreement

Since the Company’s inception, the Company’s business has been operated through an entity separate from PAVmed. However, the Company is party to a management services agreement with PAVmed. Under the management services agreement, PAVmed provides management and oversight of the Company’s activities relating to research and development for the EsoGuard and EsoCheck products; regulatory matters concerning the EsoGuard and EsoCheck products; manufacturing, marketing, and commercialization of the EsoGuard and EsoCheck products; financial and accounting matters; and legal matters. PAVmed also provides senior management oversight and makes its office space available to the Company under the agreement. PAVmed agreed to cause certain of its employees to devote as much of their professional time and attention as is reasonably necessary to perform the services described in the management services agreement.

The amount that the Company pays to PAVmed under the management services agreement relates to the amount of PAVmed resources dedicated to the Company’s activities, including an unspecified portion of the compensation to the executive officers and employees it makes available to the Company, and over time the business focus and consequently the type of costs incurred changed from engineering and product development to clinical trial efforts and commercial activities. The Company initially paid a fee of $20,000 per month, which increased to $60,000 per month on February 16, 2019, to $90,000 on June 5, 2019, to $190,000 per month on July 1, 2020, to $290,000 per month on February 1, 2021, to $390,000 on October 15, 2021, and to $550,000 on July 1, 2022. In addition, effective as of July 1, 2022, the parties agreed that PAVmed may elect to receive payment of the monthly fee in cash or in shares of the Company’s common stock, with such shares valued at the volume weighted average price during the final ten trading days of the applicable month (subject to a floor price of $0.70 per share). However, in no event will PAVmed be entitled to receive under the management services agreement more than 7,709,836 shares of the Company’s common stock. The Company paid or accrued a total of approximately $5.6 million and $3.6 million in the years ended December 31, 2022 and 2021, respectively under the management services agreement. Of such amount, approximately $1.7 million was paid through the issuance of shares of the Company’s common stock to the Company.

The term of the management services agreement continues until such time as the Board determines. The Company expects to continue to use PAVmed’s services under the management services agreement until such time as the Board determines it would be in the Company’s best interest to engage a dedicated management team. The Company believes this shared services arrangement is more cost-effective to the Company, because it provides economies of scale and permits the Company to focus its infrastructure and resources on the pillars of its growth strategy – expanding commercialization and its clinical evidence base.

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Payroll and Benefit-Related Expense Reimbursement Agreement

On November 30, 2022, PAVmed and the Company entered into a payroll and benefit expense reimbursement agreement (the “PBERA”). Historically, PAVmed had paid for certain payroll and benefit-related expenses in respect of the Company’s personnel on behalf of the Company, and the Company had reimbursed PAVmed for the same. Pursuant to the PBERA, PAVmed agreed to continue to pay such expenses, and the Company agreed to continue to reimburse PAVmed for the same. The PBERA further provided that the expenses would be reimbursed on a quarterly basis or at such other frequency as the parties may determine, in cash or, subject to approval by the board of directors of each of PAVmed and the Company, in shares of the Company’s common stock, with such shares valued at the volume weighted average price of such stock during the final ten trading days preceding the later of the two dates on which such stock issuance is approved by the board of directors of each of PAVmed and the Company (subject to a floor price of $0.40 per share), or in a combination of cash and shares. However, in no event would the Company issue any shares of its common stock to PAVmed in satisfaction of all or any portion of the expenses if the issuance of such shares of its common stock would exceed the maximum number of shares of common stock that the Company may issue under the rules or regulations of Nasdaq, unless the Company obtained the approval of its stockholders as required by the applicable rules of Nasdaq for issuances of shares of its common stock in excess of such amount. In the year ended December 31, 2022, the Company incurred total of approximately $10.2 million of payroll and benefit-related expenses payable to PAVmed of which: $4.5 million related to the six months ended June 30, 2022 (which was paid in cash); $$2.7 million related to the three months ended September 30, 2022 (which was settled by the issue of 1,479,326 shares of common stock of the Company in December 2022, as provided for under the PBERA); and the remaining balance of $3.0 million (which was an unpaid payment obligation liability of the Company as of December 31, 2022).

Esocure

On April 11, 2022, PAVmed and the Company entered into a license agreement pursuant to which PAVmed agreed to license to the Company certain intellectual property rights relating to technology that may be used to develop and commercialize an esophageal ablation device that can be used to treat dysplastic Barrett’s Esophagus before it can progress to adenocarcinoma of the esophagus. In consideration of PAVmed’s agreement to license this technology to the Company, the Company agreed to make certain royalty payments to PAVmed based on net sales generated from any licensed products sold by the Company that incorporate the licensed technology. The term of the license continues until such time as the Company determines it wishes to abandon the commercialization of the licensed technology or such other time as may be mutually agreed by PAVmed and the Company.

CapNostics Assignment

On April 11, 2022, PAVmed Subsidiary Corp., a wholly-owned subsidiary of PAVmed (“SubCo”), and the Company entered into an assignment agreement pursuant to which SubCo assigned to the Company 100% of the equity interests of CapNostics, LLC (“CapNostics”), which was acquired by SubCo in October 2021 and which manufactures EsophaCap – a U.S. FDA 510(k)-cleared and European CE Mark certified, non-endoscopic esophageal cell collection device. In connection with such assignment, SubCo also assigned to the Company certain commercial and other agreements SubCo had entered into related to CapNostics. In consideration of such assignment, the Company agreed to pay SubCo an amount equal to the purchase price paid by SubCo to acquire CapNostics, and also reimbursed SubCo for certain expenses incurred by SubCo related to CapNostics during the period of time following such acquisition. On November 30, 2022, pursuant to a supplement to the assignment agreement, the Company, SubCo and PAVmed agreed that the Company would pay the purchase price for the interests through the issuance to PAVmed of 1,145,086 shares of the Company’s common stock.

Convertible Note

On June 1, 2021, the Company issued to PAVmed a convertible promissory note with face value principal of $22.4 million, in exchange for the cancellation of $22.4 million payable by the Company to PAVmed related to working capital advances and earned, but unpaid, management services fees. The promissory note had a maturity date of May 18, 2028, bore interest at a rate of 7.875% per annum and was convertible at PAVmed’s option into shares of the Company’s common stock at a conversion price of $1.42 per share. On October 13, 2021, PAVmed converted the outstanding principal amount of the note into 15,803,200 of shares of the Company’s common stock as provided in the note.

50

Consulting Agreements

The three physician inventors of the EsoGuard and EsoCheck technology each entered into consulting agreements with the Company concurrent with the execution of the License Agreement, to continue to support the development of the EsoGuard and EsoCheck technology. In addition to cash compensation at a contractual rate of $500 per hour (subject to a daily maximum of $4,000), and travel time at a rate of $200 per hour, additional compensation under each such consulting agreement included: the grant of stock options under the 2018 Plan to each individual to purchase 100,000 shares of common stock at an exercise price of $0.50 per share; and, the grant under PAVmed’s 2014 Long Term Incentive Equity Plan of stock options to each individual to purchase 25,000 shares of PAVmed common stock at an exercise price of $1.59 per share. The Company also reimburses the physician inventors for all customary, reasonable, and necessary expenses incurred by them in the performance of the consulting services. The consulting agreements include provisions protecting the Company’s confidential information and intellectual property. The initial term of the consulting agreements expired on May 12, 2021 but were renewed effective that date. In conjunction with the renewal, each physician inventor was granted an additional 50,000 shares of PAVmed common stock at an exercise price of $6.41 per share. The Company paid or accrued a total of approximately $0.2 million and $0.2 million in the years ended December 31, 2022 and 2021, respectively under the consulting agreements.

In connection with the resignation of David Wurtman, M.D., as Chief Medical Officer of the Company effective as of March 31, 2022, the Company entered into a separation agreement with Dr. Wurtman, pursuant to which 100% of his outstanding stock options immediately vested, and also entered into a consulting agreement with him. The stock options expired on June 30, 2022. The consulting agreement commenced on May 1, 2022, had a term of six months and provided for a fee of $10,000 per month.

Expense Reimbursements

The Company will reimburse its management team and their affiliates for any reasonable out-of-pocket business expenses incurred by them in connection with activities on the Company’s behalf. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by the Company, which will be reviewed only by the Board or a court of competent jurisdiction if such reimbursement is challenged.

Founders

PAVmed and CWRU may be deemed to be the Company’s “founders” and “promoters,” as those terms are defined under the federal securities laws.

Related Party Policy

The Company’s Code of Ethics requires that the Company avoid, wherever possible, all transactions that could result in actual or potential conflicts of interests, which includes related party transactions, except under guidelines approved by the Board. Related party transactions are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, (2) the Company or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of the Company’s shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). More generally, a conflict of interest situation may arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest generally may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

All future and ongoing related party transactions will require prior review and approval by the audit committee, which will have access, at the Company’s expense, to the Company’s attorneys or independent legal counsel. The Company will not enter into any such transaction without the approval of the audit committee. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the other members of the Board with all material information concerning the transaction. Additionally, the Company requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

51

STOCKHOLDER PROPOSALS AND NOMINATIONS

The Company intends to hold its 2024 annual meeting of stockholders on June 19, 2024. A proposal that a stockholder intends to present at the 2024 annual meeting of stockholders and wishes to be considered for inclusion in the Company’s proxy materials must be received no later than December 30, 2023. All proposals must comply with Rule 14a-8 under the Exchange Act.

The Company’s bylaws contain provisions intended to promote the efficient functioning of stockholder meetings. Some of the provisions require advance notice to the Company of stockholder proposals or director nominations to be considered at an annual meeting. Under the Company’s bylaws, in order to properly bring stockholder proposals or director nominations before an annual meeting, even if the stockholder does not intend to include such proposal in the Company’s proxy materials, the stockholder must deliver written notice of such proposal or nomination to the Secretary not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Accordingly, for the 2024 annual meeting of stockholders, this notice must be received no earlier than March 21, 2024 and no later than April 20, 2024. A notice of a stockholder proposal or director nomination must include the information set forth in the Company’s bylaws. Stockholder proposals and director nominations should be addressed to Secretary, Lucid Diagnostics Inc., 360 Madison Avenue, 25th Floor, New York, New York 10017.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials at no charge, please notify your broker, bank or other nominee, if you are a beneficial owner, or direct a request to the Company, if you are a holder of record. Holders of record may make send a request in writing to Lucid Diagnostics Inc., 360 Madison Avenue, 25th Floor, New York, New York 10017, or may make a request by telephone at (212) 949-4319. The Company undertakes to deliver promptly, upon any such written or verbal request, a separate copy of the Company’s proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

OTHER MATTERS

The Company does not intend to bring before the Annual Meeting any matters other than those specified in the Notice of the Annual Meeting, and the Company does not know of any business which persons other than the Board intend to present at the Annual Meeting. Should any business requiring a vote of the stockholders, which is not specified in the notice, properly come before the Annual Meeting, the proxy holders specified in this proxy statement and in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

SOLICITATION OF PROXIES

Proxies are being solicited by the Board for use at the Annual Meeting. The Company’s officers and other employees, without additional remuneration, also may assist in the solicitation of proxies in the ordinary course of their employment.

In addition to the use of the mail and the Internet, solicitations may be made personally or by email or telephone, as well as by public announcement. The Company will bear the cost of this proxy solicitation. The Company may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate, and may reimburse them for reasonable expenses related thereto.

If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the proxy statement or proxy card, you may contact the Company at:

Lucid Diagnostics Inc.

360 Madison Avenue, 25th Floor

New York, New York 10017

Attention: Secretary

Dated May 1, 2023

52

ANNEX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LUCID DIAGNOSTICS INC.

Pursuant to Section 242 of the

General Corporation Law of Delaware

The undersigned Chairman and Chief Executive Officer of PAVmed Inc. (the “Corporation”) does hereby certify:

FIRST: The name of the Corporation is PAVmed Inc.

SECOND: The certificate of incorporation of the Corporation is hereby amended:

A. by deleting the first paragraph of Article FOURTH in its entirety and by substituting the following new first paragraph of Article FOURTH in lieu thereof:

“FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 220,000,000 of which 200,000,000 shares shall be Common Stock of the par value of $.001 per share and 20,000,000 shares shall be Preferred Stock of the par value of $.001 per share.”

B. by deleting the paragraph A of Article SEVENTH in its entirety and by substituting the following new paragraph A of Article SEVENTH in lieu thereof:

“A. To the fullest extent permitted by the General Corporation Law of the State of Delaware, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for any liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the GCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in right of the Corporation. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation with respect to events occurring prior to the time of such repeal or modification.”

THIRD: The foregoing amendment to the Corporation’s certificate of incorporation was duly adopted in accordance with the provisions of Sections 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has signed this certificate of amendment on this ___ day of ________, 2023.

Lishan Aklog, M.D.
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

LUCID DIAGNOSTICS INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 20, 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: **https://www.cstproxy.com/luciddx/2023.**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED HEREIN AND "FOR" PROPOSALS 2, 3 AND 4.

	FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
1. Election of Class B Directors (1) Ronald M. Sparks (2) James L. Cox, M.D.	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

	FOR	AGAINST	ABSTAIN
2a. Approval of an amendment to the Company's certificate of incorporation, as amended, to incorporate new Delaware law provisions regarding officer exculpation	☐	☐	☐
2b. Approval of an amendment to the Company's certificate of incorporation, as amended, to increase the number of shares of common stock the Company is authorized to issue by 100,000,000 shares.	☐	☐	☐
3a. Approval, for the purposes of Nasdaq Listing Rule 5635, of the issuance of shares of the Company's common stock under the Senior Secured Convertible Note sold by the Company in a private offering in March 2023.	☐	☐	☐
3b. Approval, for the purposes of Nasdaq Listing Rule 5635, of the issuance of shares of the Company's common stock under the Series A Convertible Preferred Stock sold by the Company in a private offering commenced in March 2023.	☐	☐	☐
4. Ratification of the appointment of the independent registered certified public accounting firm.	☐	☐	☐

CONTROL NUMBER

Signature____________________________ **Signature, if held jointly**____________________________ **Date**__________, **2023**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The Company's Proxy Statement and Annual Report on Form 10-K are available at https://www.cstproxy.com/luciddx/2023

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

LUCID DIAGNOSTICS INC.

The undersigned appoints Lishan Aklog, M.D. and Dennis McGrath, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of LUCID DIAGNOSTICS INC. held of record by the undersigned at the close of business on APRIL 25, 2023 at the Annual Meeting of Stockholders of LUCID DIAGNOSTICS INC. to be held on JUNE 21, 2023, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE DIRECTORS LISTED HEREIN, IN FAVOR OF PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)